REVOLVING CREDIT AGREEMENT
                           --------------------------


                            dated as of June 29, 1994


                                      among

                                    JII, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                               CERTAIN OTHER BANKS

                                       and

                   THE FIRST NATIONAL BANK OF BOSTON, as Agent


                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----

Section 1.        DEFINITIONS AND RULES OF INTERPRETATION                      1

      Section 1.1.      Definitions                                            1
      Section 1.2.      Rules of Interpretation                               19

Section 2.        THE REVOLVING CREDIT FACILITY                               20

      Section 2.1.      Commitment to Lend                                    20
      Section 2.2.      Commitment Fee                                        20
      Section 2.3.      Reduction of Total Commitment                         20
      Section 2.4.      The Revolving Credit Notes                            21
      Section 2.5.      Interest on Revolving Credit Loans                    21
      Section 2.6.      Request for Revolving Credit Loans                    22
      Section 2.7.      Conversion Options                                    22
            Section 2.7.1.    Conversion to Different Type of Revolving
                                Credit Loan                                   22
            Section 2.7.2.    Continuation of Type of Revolving
                                Credit Loan                                   23
            Section 2.7.3.    Eurodollar Rate Loans                           23
      Section 2.8.      Funds for Revolving Credit Loans                      23
            Section 2.8.1.  Funding Procedures                                23
            Section 2.8.2.  Advances by Agent                                 24

Section 3.        REPAYMENT OF THE REVOLVING CREDIT LOANS                     24

      Section 3.1.      Maturity                                              24
      Section 3.2.      Mandatory Repayments of Revolving Credit Loans        24
      Section 3.3.      Optional Repayments of Revolving Credit
                          Loans                                               25

Section 4.        LETTERS OF CREDIT                                           25

      Section 4.1.      Letter of Credit Commitments                          25
            Section 4.1.1.  Commitment to Issue Letters of Credit             25
            Section 4.1.2.  Letter of Credit Applications                     26
            Section 4.1.3.  Terms of Letters of Credit                        26
            Section 4.1.4.  Reimbursement Obligations of Banks                26
            Section 4.1.5.  Participations of Banks                           26
      Section 4.2.      Reimbursement Obligation of the Borrower              26
      Section 4.3.      Letter of Credit Payments                             27
      Section 4.4.      Obligations Absolute                                  28
      Section 4.5       Reliance by Issuer                                    28
      Section 4.6.      Letter of Credit Fee                                  28

Section 5.        CERTAIN GENERAL PROVISIONS                                  29

      Section 5.1.      Closing Fee                                           29
      Section 5.2.      Agent's Fee                                           29
      Section 5.3.      Funds for Payments                                    29
            Section 5.3.1.  Payments to Agent                                 29
            Section 5.3.2.  No Offset                                         29
      Section 5.4.      Computations                                          30
      Section 5.5.      Inability to Determine Eurodollar Rate                30
      Section 5.6.      Illegality                                            30
      Section 5.7.      Additional Costs                                      31
      Section 5.8.      Capital Adequacy                                      32
      Section 5.9.      Certificate                                           33
      Section 5.10.     Indemnity                                             33
      Section 5.11.     Interest on Overdue Amounts                           33
      Section 5.12.     Replacement Banks                                     33

Section 6.        COLLATERAL SECURITY AND GUARANTIES                          34

      Section 6.1.      Security of the Borrower                              34
      Section 6.2.      Guaranties and Security of Subsidiaries               34
      Section 6.3.      Parent Guaranty                                       35

Section 7.        REPRESENTATIONS AND WARRANTIES                              35

      Section 7.1.      Corporate Authority                                   35
            Section 7.1.1.  Incorporation; Good Standing                      35
            Section 7.1.2.  Authorization                                     35
            Section 7.1.3.  Enforceability                                    35
      Section 7.2.      Governmental Approvals                                36
      Section 7.3.      Title to Properties; Leases                           36
      Section 7.4.      Financial Statements                                  36
      Section 7.5.      No Material Changes                                   36
      Section 7.6.      Franchises, Patents, Copyrights                       37
      Section 7.7.      Litigation                                            37
      Section 7.8.      No Materially Adverse Contracts                       37
      Section 7.9.      Compliance with Other Instruments, Laws               37
      Section 7.10.     Tax Status                                            38
      Section 7.11.     No Event of Default                                   38
      Section 7.12.     Holding Company and Investment Company Acts           38
      Section 7.13.     Absence of Financing Statements                       38
      Section 7.14.     Perfection of Security Interest                       38
      Section 7.15.     Certain Transactions                                  39
      Section 7.16.     Employee Benefit Plans                                39
            Section 7.16.1.  In General                                       39
            Section 7.16.2.  Terminability of Welfare Plans                   39
            Section 7.16.3.  Guaranteed Pension Plans                         39
            Section 7.16.4.  Multiemployer Plans                              40
      Section 7.17.     Regulations U and X                                   41
      Section 7.18.     Environmental Compliance                              41
      Section 7.19.     Subsidiaries                                          42
      Section 7.20.     Chief Executive Offices                               42
      Section 7.21.     Fiscal Year                                           42
      Section 7.22.     Disclosure                                            43

Section 8.        AFFIRMATIVE COVENANTS OF THE BORROWER                       43

      Section 8.1.      Punctual Payment                                      43
      Section 8.2.      Maintenance of Office                                 43
      Section 8.3.      Records and Accounts                                  43
      Section 8.4.      Financial Statements, Certificates and
                         Information                                          43
      Section 8.5.      Notices                                               45
            Section 8.5.1.  Defaults                                          45
            Section 8.5.2.  Environmental Events                              45
            Section 8.5.3.  Notification of Claim against
                               Collateral                                     46
            Section 8.5.4.  Notice of Litigation and Judgments                46
      Section 8.6.      Corporate Existence; Maintenance of
                         Properties                                           46
      Section 8.7.      Insurance                                             46
      Section 8.8.      Taxes                                                 47
      Section 8.9.      Inspection of Properties and Books                    47
            Section 8.9.1.  General                                           47
            Section 8.9.2.  Communications with Accountants                   48
      Section 8.10.     Compliance with Laws, Contracts, Licenses,
                          and Permits                                         48
      Section 8.11.     Employee Benefit Plans                                49
      Section 8.12.     Use of Proceeds                                       49
      Section 8.13.     Additional Subsidiaries                               49
      Section 8.14.     Fair Labor Standards Act                              50
      Section 8.15.     Further Assurances                                    50

Section 9.        CERTAIN NEGATIVE COVENANTS OF THE BORROWER                  50

      Section 9.1.      Restrictions on Indebtedness                          50
      Section 9.2.      Restrictions on Liens                                 53
      Section 9.3.      Restrictions on Investments                           55
      Section 9.4.      Distributions; Other Affiliate Payments               56
      Section 9.5.      Merger, Consolidation and Disposition of
                         Assets                                               57
            Section 9.5.1.  Mergers and Acquisitions                          57
            Section 9.5.2.  Disposition of Assets                             58
      Section 9.6.      Sale and Leaseback                                    58
      Section 9.7.      Compliance with Environmental Laws                    58
      Section 9.8.      Employee Benefit Plans                                59
      Section 9.9.      Change in Terms of Capital Stock                      59
      Section 9.10.     Hostile Takeovers                                     59
      Section 9.11.     Limitation on Transactions                            60
      Section 9.12.     Fiscal Year                                           60
      Section 9.13.     Other Debt Agreements                                 60

Section 10.       FINANCIAL COVENANTS OF THE BORROWER                         60

      Section 10.1.     Cash Flow Coverage Ratio                              60
      Section 10.2.     Debt Service Coverage Ratio                           60
      Section 10.3.     Minimum Net Worth                                     61

Section 11.       CLOSING CONDITIONS                                          61

      Section 11.1.     Loan Documents                                        61
      Section 11.2.     Certified Copies of Charter Documents                 61
      Section 11.3.     Corporate Action                                      61
      Section 11.4.     Incumbency Certificate                                62
      Section 11.5.     Validity of Liens                                     62
      Section 11.6.     UCC Search Results                                    62
      Section 11.7.     Certificates of Insurance                             62
      Section 11.8.     Opinions of Counsel                                   62
      Section 11.9.     Payment of Fees                                       62
      Section 11.10.    Consents and Approvals                                62
      Section 11.11.    Projections                                           63

Section 12.       CONDITIONS TO ALL BORROWINGS                                63

      Section 12.1.     Representations True; No Event of Default             63
      Section 12.2.     No Legal Impediment                                   63
      Section 12.3.     Governmental Regulation                               63
      Section 12.4.     Proceedings and Documents                             63

Section 13.       EVENTS OF DEFAULT; ACCELERATION; ETC                        64

      Section 13.1.     Events of Default and Acceleration                    64
      Section 13.2.     Termination of Commitments                            66
      Section 13.3.     Remedies                                              67
      Section 13.4.     Distribution of Collateral Proceeds                   67

Section 14.       SETOFF                                                      68

 Section 15.      THE AGENT                                                   69

      Section 15.1.     Authorization                                         69
      Section 15.2.     Employees and Agents                                  69
      Section 15.3.     No Liability                                          69
      Section 15.4.     No Representations                                    69
      Section 15.5.     Payments                                              70
            Section 15.5.1.  Payments to Agent                                70
            Section 15.5.2.  Distribution by Agent                            70
            Section 15.5.3.  Delinquent Banks                                 70
      Section 15.6.     Holders of Notes                                      71
      Section 15.7.     Indemnity                                             71
      Section 15.8.     Agent as Bank                                         71
      Section 15.9.     Resignation                                           71
      Section 15.10.    Notification of Defaults and Events of
                         Default                                              72
      Section 15.11.    Duties in the Case of Enforcement                     72

Section 16.       EXPENSES                                                    72

Section 17.       INDEMNIFICATION                                             73

Section 18.       SURVIVAL OF COVENANTS                                       73

Section 19.       ASSIGNMENT AND PARTICIPATION                                74

      Section 19.1.     Conditions to Assignment by the Banks                 74
      Section 19.2.     Certain Representations and Warranties;
                          Limitations; Covenants                              74
      Section 19.3.     Register                                              75
      Section 19.4.     New Notes                                             76
      Section 19.5.     Participations                                        76
      Section 19.6.     Disclosure                                            76
      Section 19.7.     Assignee or Participant Affiliated with
                          the Borrower                                       77
      Section 19.8.     Miscellaneous Assignment Provisions                   77
      Section 19.9.     Assignment by Borrower                                78

Section 20.       NOTICES                                                     78

Section 21.       GOVERNING LAW                                               78

Section 22.       HEADINGS                                                    79

Section 23.       COUNTERPARTS                                                79

Section 24.       ENTIRE AGREEMENT                                            79

Section 25.       WAIVER OF JURY TRIAL                                        79

Section 26.       CONSENTS, AMENDMENTS, WAIVERS, ETC                          79

Section 27.       SEVERABILITY                                                80


EXHIBITS:
- - --------

      Exhibit A -       Form of Note
      Exhibit B -       Form of Non-Wholly-Owned Subsidiary Guaranty
      Exhibit C -       Form of Parent Guaranty
      Exhibit D -       Form of Security Agreement
      Exhibit E -       Form of Subsidiary Guaranty
      Exhibit F -       Form of Loan Request
      Exhibit G -       Form of Compliance Certificate
      Exhibit H -       Form of Assignment and Acceptance


SCHEDULES:
- - ---------
      Schedule 1          -   Banks; Commitment Amounts; Commitment
                              Percentages; Lending Offices
      Schedule 7.3        -   Title to Properties
      Schedule 7.18       -   Environmental Matters
      Schedule 7.19       -   Subsidiaries
      Schedule 9.1        -   Existing Indebtedness
      Schedule 9.2        -   Existing Liens
      Schedule 9.3        -   Existing Investments

                           REVOLVING CREDIT AGREEMENT
                           --------------------------


This REVOLVING CREDIT AGREEMENT is made as of June 29, 1994, by and among JII, INC. (the "Borrower"), a Delaware corporation having its principal place of business at Arbor Lake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015, THE FIRST NATIONAL BANK OF BOSTON, the other lending institutions listed on Schedule 1 attached hereto, and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

              Section 1.DEFINITIONS AND RULES OF INTERPRETATION.
                        ---------------------------------------

Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 8.4(c) hereof.

      Affected Bank.  See Section 5.12 hereof.

      Affiliate. Any Person that would be considered to be an affiliate of another Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

      Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      Agent.  The First National Bank of Boston acting as agent for the Banks.

      Agent's Fee.  See Section 5.2 hereof.

      Agent's Special Counsel. Bingham, Dana & Gould or such other counsel as may be approved by the Agent.

      Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Parent's Cash Flow Coverage Ratio, as determined for the fiscal period of the Parent and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period:



Cash Flow                                       Eurodollar          Letter of
Coverage Ratio          Base Rate Loans         Rate Loans         Credit Fees

Less than 1.675               1/2%                    2%                2%
to 1:00

Greater than or               1/4%                1-3/4%            1-3/4%
equal to 1.675 to
1.00 and less than
1.80 to 1.00

Greater than or equal         0%                  1-1/2%            1-1/2%
to 1.80 to 1.00

Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding and the Letter of Credit Fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the Closing Date, the Applicable Margin shall be the highest Applicable Margin set forth above, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

      Assignment and Acceptance.  See Section 19.1 hereof.

      Assumption Agreement. The Assumption Agreement, dated as of June 29, 1994, between the Borrower and the Parent, as such agreement is in effect on the Closing Date.

      Balance Sheet Date.  December 31, 1993.

      Banks. FNBB and the other lending institutions listed on Schedule 1 attached hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19 hereof.

      Base Rate. The annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate".

      Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

      Borrower.  As defined in the preamble hereto.

      Business Day. Any day on which banking institutions in Boston, Massachusetts, New York, New York and Chicago, Illinois are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

      Capital Expenditures. Amounts paid or indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles provided, that Capital Expenditures shall not include amounts paid or indebtedness incurred in connection with the purchase by any Person of all or substantially all of the Capital Assets of any other Person or of a division of any other Person, or capital stock of any other Person to the extent that such acquisition is permitted under the terms of this Credit Agreement.

      Capitalized Leases. Leases under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      Cash Flow Coverage Ratio. As at any date of determination and with respect to any Person, the ratio of (a) the Consolidated Cash Flow of such Person for the fiscal period ending on such date to (b) the sum of the Consolidated Interest Expense of such Person for such fiscal period plus the aggregate amount of all dividend payments made in cash during such fiscal period with respect to any series of Preferred Stock of such Person or any of such Person's Subsidiaries.

      CERCLA.  See Section 7.18 hereof.

      Closing Date.  The first date on which the conditions set forth in
Section 11 hereof have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

      Code.  The Internal Revenue Code of 1986.

      Collateral. All of the property, rights and interests of the Borrower and the Guarantors that are or are intended to be subject to the security interests and created by the Security Documents.

      Collateral Assignment of Intercompany Agreements. The Collateral Assignment of Intercompany Agreements, dated on or prior to the Closing Date among the Borrower, the domestic Subsidiaries, the Parent and the Agent, in form and substance satisfactory to the Banks.

      Commitments. The agreement of each Bank, subject to the terms and conditions of this Credit Agreement, to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower.

      Commitment Amount.  With respect to each Bank, the amount set forth on
Schedule 1 attached hereto as the amount of such Bank's Commitment, as the same may be reduced from time to time; or if the Commitments are terminated pursuant to the provisions hereof, zero.

      Commitment Fee.  See Section 2.2 hereof.

      Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 attached hereto as such Bank's percentage of the Total Commitment.

      Compliance Certificate.  See Section 8.4(c) hereof.

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, as applicable, consolidated in accordance with generally accepted accounting principles.

      Consolidated Cash Flow. With respect to any Person, and for any fiscal period, the sum, without duplication, of (a) the Consolidated Net Income for such Person, plus (b) the portion of Consolidated Net Income attributable to the minority interests in its Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus (c) any provisions for taxes based on income or profits of such Person to the extent that such income or profits were included in the calculation of the Consolidated Net Income of such Person, plus

(d) the Consolidated Interest Expense of such Person, plus (e) the amortization of all intangible assets to the extent that such amortization was deducted in the calculation of the Consolidated Net Income of such Person (including but not limited to, inventory write-ups, goodwill, debt and financing costs and Incentive Arrangements), plus (f) the aggregate amount of non-capitalized transaction costs incurred in connection with financings or acquisitions, (including, but not limited to, financing and refinancing fees), to the extent such costs were deducted in the calculation of such Person's Consolidated Net Income, plus (g) all depreciation and all other non-cash charges (including, without limitation, such charges relating to purchase accounting adjustments and, without duplication, non-cash charges in respect of Incentive Arrangements), to the extent deducted in the calculation of such Person's Consolidated Net Income, plus (h) any interest income to the extent such income was not included in the calculation of such Person's Consolidated Net Income, plus (i) all dividend payments on Preferred Stock (whether or not paid in cash), to the extent such payments were deducted in the calculation of such Person's Consolidated Net Income, plus (j) any extraordinary or non-recurring charge or expense arising out of the implementation of Statement of Financial Accounting Standards Nos. 106 or 109 to the extent deducted in the calculation of such Person's Consolidated Net Income, provided that any such calculation of Consolidated Cash Flow shall at all times be made on a Pro Forma Basis.

      Consolidated Financial Obligations. With respect to any Person, for any fiscal period, an amount equal to the sum of all payments on account of the principal of Indebtedness that became due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which such Person or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

      Consolidated Interest Expense. With respect to any Person, for any fiscal period, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of Capitalized Lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for purposes of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis and, provided further, that all premiums, fees and expenses (including the amortization thereof) payable in connection with the refinancing of any Indebtedness shall be excluded.

      Consolidated Net Income. With respect to any Person, for any fiscal period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (a) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (unless Consolidated Net Income is to be calculated on a Pro Forma Basis under this Credit Agreement), and (b) Consolidated Net Income of any Person will not include, without duplication, any deduction for:

      (i) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principal Board Opinions Nos. 16 and 17, as amended or supplemented from time to time,

      (ii) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements),

      (iii) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees),

      (iv) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and

      (v) any non-recurring charges arising out of the restructuring or consolidation of the operations of any entities or businesses either alone or together with such Person or any Subsidiary of such

            Person incurred within 18 months following the acquisition of such entity or business by such Person or any Subsidiary of such Person;

provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

      Consolidated Net Worth. With respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with generally accepted accounting principles, but without any reduction in respect of the payment of dividends on any series of such Person's Preferred Stock if such dividends are paid in additional shares of capital stock; provided, however, that Consolidated Net Worth shall also include, without duplication:

      (a)   the amortization of all write-ups of inventory,

      (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements),

      (c) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees),

      (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion

            Nos. 16 and 17, as amended and supplemented from time to time,

      (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity,

      (f) any non-recurring cash charge arising out of the restructuring or consolidation of the operations of any entity or business either alone or together with such Person or any Subsidiary of such Person, incurred within 18 months following the acquisition of such entity or business by such Person or any Subsidiary of such Person,

            and

      (g) any extraordinary or non-recurring charge arising out of the implementation of Statement of Financial Accounting Standards Nos. 106 or 109;

provided, however that for purposes of determining Consolidated Net Worth of the Parent and its Subsidiaries for purposes of Section 10.3 hereof, Consolidated Net Worth shall be calculated on a Pro Forma Basis.

      Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7 hereof.

      Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

      Debt Service Coverage Ratio. As at the date of determination and with respect to any Person, the ratio of (a)(i) the Consolidated Cash Flow of such Person for the fiscal period ending on such date minus (ii) the aggregate amount of Capital Expenditures made during such period to (b) the Total Debt Service of such Person for such fiscal period.

      Default.  See Section 13.1 hereof.

      Delinquent Bank.  See Section 15.5.3 hereof.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of a Person.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 attached hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 hereof.

      Dura-Line.  See the definition of Dura-Line Agreements.

      Dura-Line Agreements.  Collectively, the Agreement, dated as of March 15,

1991 among Dura-Line Corporation ("Dura-Line"), the Parent and J. Roy Shoffner,

the Exchange Agreement, dated as of March 1, 1992, among Dura-Line, John P. Shoffner ("Shoffner") and Darrell Hale ("Hale"), Stock Appreciation Rights certificates Nos. 1A and 1B issued by Dura-Line to Shoffner and Stock Appreciation Rights Certificates Nos. 2A and 2B issued by Dura-Line to Hale, and the Agreement, dated March 1, 1992, among Dura-Line the Parent, Shoffner and Hale, each as in effect on the Closing Date.

      Eligible Assignee.  Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD.

      Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA

Affiliate, other than a Multiemployer Plan.

      Environmental Laws.  See Section 7.18(a) hereof.

      ERISA.  The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency

Reserve Rate.

      Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      Eurodollar Lending Office.  Initially, the office of each Bank designated as such in Schedule 1 attached hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

      Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

      Event of Default.  See Section 13.1 hereof.

      Fee Letter.  That certain letter agreement, dated as of the Closing Date,

between the Borrower and the Agent.

      FNBB.  The First National Bank of Boston, a national banking association,

in its individual capacity.

      generally accepted accounting principles. (a) When used in Section 10 hereof, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect on July 15, 1993, and (ii) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the fiscal period including July 15, 1993, and (b) when used in general, other than as provided above, means principles that are
(i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Parent, the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guaranties. Collectively, the Subsidiary Guaranty, the Non-Wholly-Owned Subsidiary Guaranty and the Parent Guaranty.

      Guarantors. Collectively, all of and, individually, each of the Wholly-Owned Guarantors and the Non-Wholly-Owned Guarantors.

      Hale.  See the definition of Dura-Line Agreements.

      Hazardous Substances.  See Section 7.18(b) hereof.

      Incentive Arrangements. With respect to any Person, any earn-out agreements, stock appreciation rights, including the Stock Appreciation Rights Agreements, "phantom" stock plans, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the acquisition of entities or businesses by such Person or any of its Subsidiaries or the retention of executives, officers or employees by such Person or any of its Subsidiaries.

      Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

      Intercompany Advances.  See the definition of Maximum Liability.

      Intercompany Loan Agreement. The several Line Letters, dated as of June 29, 1994, from the Borrower to certain of its domestic Subsidiaries, and all instruments delivered in connection therewith, in form and substance satisfactory to the Agent

      Interest Payment Date.  (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof, and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period, the last day of each 3 month period thereafter and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) except as provided below, for any Eurodollar Rate Loan, 1, 2, 3, 6, 9 or 12 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that during the period commencing on the Closing Date through the date which occurs sixty (60) days after the Closing Date, the Borrower may not select an Interest Period longer than one (1) month with respect to Eurodollar Rate Loans, and provided further that all of the foregoing provisions relating to Interest Periods are subject to the following:

      (A)         if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is  not a Eurodollar Business Day, that

      Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest

      Period shall end on the immediately preceding Eurodollar Business Day;

      (B)         if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

      (C)         if the Borrower shall fail to give notice as provided in
      Section 2.7 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

      (D)         any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

      (E) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

            Investments. All expenditures made (other than Capital Expenditures) and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, sale, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Jordan Group. (a) The Jordan Company, Jordan/Zalaznick Capital Company, Mezzanine Capital & Income Trust 2001 PLC, and their respective Affiliates (including Leucadia Investors, Inc.); (b) partners, principals, directors, officers, employees and agents of the Persons referred to in clause (a) hereof;

(c) The John W. Jordan II Revocable Trust, The Jordan Family Trust and/or any other trusts established by John W. Jordan II; (d) any other trust established by the Persons referred to in clause (b) hereof; and (e) any corporation, partnership or other entity controlled by, or which is an Affiliate of, the Persons referred to in clauses (a), (b), (c) and (d) hereof.

      Letter of Credit.  See Section 4.1.1 hereof.

      Letter of Credit Application.  See Section 4.1.1 hereof.

      Letter of Credit Fee.  See Section 4.6 hereof.

      Letter of Credit Participation.  See Section 4.1.4 hereof.

      Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

      Loan Request.  See Section 2.6 hereof.

      Majority Banks. As of any date, (a) if there are no more than two Banks on such date, both Banks, and (b) if there are more than two Banks on such date, the Banks holding at least 66-2/3% of the outstanding principal amount of the Notes on such date or, if no such principal is outstanding, the Banks whose aggregate Commitment Amounts constitute at least 66-2/3% of the Total Commitment.

      Management Agreement(s). The several Amended and Restated Management Consulting Agreements among each of the Borrower's Subsidiaries, the Borrower and the Parent in the forms delivered to the Banks and the Agent on or prior to the Closing Date.

      Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under all outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      Maximum Liability. As to each Non-Wholly-Owned Guarantor shall be an amount equal to the principal amount of advances made by the Borrower to such Non-Wholly-Owned Guarantor under the Intercompany Loan Agreement ("Intercompany

Advances").

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Net Proceeds. The aggregate amount of cash or readily marketable cash equivalents received by the Borrower or any of its Subsidiaries resulting from the sale or other disposition of any assets or group of assets (other than inventory sold in the ordinary course of business), whether in one transaction or a series of related transactions, net of reasonable closing costs and out-of-pocket expenses and the costs of any taxes, reserves (including reserves for reasonable, anticipated post-closing adjustments, provided, that upon resolution of such adjustments, any remaining reserved amount shall constitute Net Proceeds) or required payments in respect of any permitted Indebtedness or leases associated with such sale, and reasonable relocation expenses and reasonable severance and shutdown costs incurred directly as a result of such sale.

      Non-Affected Bank(s). As at any date of determination, those Banks which are not Affected Banks.

      Non-Wholly-Owned Guarantor(s). Collectively, all of, and, individually each of, the non-wholly owned Subsidiaries of the Borrower listed on Schedule
7.19 attached hereto, provided that each such Person shall constitute a Non-Wholly-Owned Guarantor hereunder only while the Borrower does not own, either directly or indirectly, 100% of issued and outstanding capital stock of such Person.

      Non-Wholly-Owned Subsidiary Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each of the Non-Wholly-Owned Guarantors in favor of the Banks and the Agent pursuant to which each Non-Wholly-Owned Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of Exhibit B attached hereto.

      Note Record.  A Record with respect to a Note.

      Notes.  See Section 2.4 hereof.

      Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (a) under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof, or (b) in respect of interest rate protection arrangements between the Borrower or any of its Subsidiaries and any Bank.

      outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

      Parent.  Jordan Industries, Inc., an Illinois corporation.

      Parent Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by the Parent in favor of the Banks and the Agent pursuant to which the Parent guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of Exhibit C attached hereto.

      Parent Loan Agreement. The Line Letter, dated as of June 29, 1994, from the Parent to the Borrower, and all instruments delivered in connection therewith, in form and substance satisfactory to the Agent.

      Parent Phantom Share Plan. The Jordan Industries, Inc. Phantom Share Plan dated as of December 11, 1989, and related grants of up to 1,000,000 Units (as defined therein) thereunder.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2 hereof.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Preferred Stock. As applied to the capital stock of any Person, means the capital stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such Person.

      Pro Forma Basis. (a) For the purposes of determining the Cash Flow Coverage Ratio, (i) Consolidated Net Income shall be calculated on a pro forma basis as if all businesses acquired during the relevant period had been acquired on the first day of such period, and (ii) Consolidated Interest Expense shall be calculated on a pro forma basis as if all Indebtedness created, incurred, issued or assumed during the relevant period in connection with any acquisition referred to in clause (i) above had been created, incurred, issued or assumed on the first day of such period; and in making such pro forma calculation, interest on any such Indebtedness at a variable rate shall be calculated using the rate in effect at time the calculation is made, and (b) for purposes of determining the Consolidated Net Worth of the Parent and its Subsidiaries for purpose of Section 10.3 hereof, the Consolidated Net Worth of the Parent and its Subsidiaries shall be calculated on a pro forma basis as if all businesses acquired during the relevant period had been acquired on the first day of such period.

      Rate Adjustment Period.  See the definition of Applicable Margin.

      Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by the Parent, Borrower or any of the Borrower's Subsidiaries.

      Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Note.

      Reference Bank.  FNBB.

      Register.  See Section 19.3 hereof.

      Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2 hereof.

      Revolving Credit Loan Maturity Date.  June 30, 1999.

      Revolving Credit Loans.  Revolving credit loans made or to be made by the

Banks to the Borrower pursuant to Section 2 hereof.

      Shoffner.  See the definition of Dura-Line Agreements.

      Security Agreement. The Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, among the Borrower, each of the Guarantors and the Agent, substantially in the form of Exhibit D attached hereto.

      Security Documents. The Guaranties, the Security Agreement, all Guaranties and Security Agreements delivered to the Agent and the Banks after the Closing Date pursuant to Section 8.13 hereof, and the Collateral Assignment of Intercompany Agreements.

      Senior Debt. As at any date of determination, with respect to the Borrower and its Subsidiaries, (a) for purposes of calculating Senior Debt for Section Section 9.1(o) and 9.3(o) hereof, an amount equal to the sum of (i) Indebtedness relating to the borrowing of money, plus (ii) Indebtedness in respect of Capitalized Leases, plus (iii) all obligations in respect of guaranties to the extent that such obligations are not included in sub-clauses
(i) and (ii) of this clause (a), of the Borrower and its Subsidiaries, and (b) for purposes of calculating Senior Debt for Section 2.3(b) hereof, an amount equal to the sum of (i) Indebtedness of the Borrower and its Subsidiaries relating to the borrowing of money, other than Indebtedness in respect of Revolving Credit Loans, plus (ii) Indebtedness of the Borrower and its Subsidiaries in respect of Capitalized Leases, plus (iii) all obligations of the Borrower and its Subsidiaries in respect of guaranties to the extent that such obligations are not included under sub-clauses (i) and (ii) of this clause

(b), plus (iv) the Total Commitment in effect on such date without regard to any reductions in the Total Commitment pursuant to Section 2.3(b) hereof.

      Senior Debt to Consolidated Cash Flow Ratio. As of any date of determination, with respect to the Borrower and its Subsidiaries of which the Borrower owns, directly or indirectly, on and as of the relevant date of determination, and after giving effect to any proposed disposition, at least 51% of the outstanding common stock of every class (each, a "51% Subsidiary"), the ratio of (a) the aggregate amount of Senior Debt of the Borrower and its Subsidiaries, excluding any such Indebtedness which is, by its terms, subordinated in right of payment to the Obligations on terms satisfactory to the Banks, outstanding on such date of determination to (b) the Consolidated Cash Flow of the Borrower and its 51% Subsidiaries for the period of the four fiscal quarters most recently ended prior to such date of determination.

      Senior Indenture. That certain Indenture, dated as of July 15, 1993, between the Parent and First Trust National Association, as Trustee, pursuant to which Senior Notes in an original aggregate principal amount of $275,000,000 were issued by the Parent, as such agreement may be amended and in effect from time to time in accordance with the terms of this Credit Agreement and the other Loan Documents.

      Senior Notes. The 10-3/8% Senior Notes due 2003 issued by the Parent pursuant to the Senior Indenture.

      Stock Appreciation Rights Agreements. Collectively, (a) the Stock Appreciation Rights Agreement, dated as of January 1, 1988, among the Parent, The Imperial Electric Company, and Frank Collins, (b) the Stock Appreciation Rights Agreement, dated as of May 18, 1989, between AIM Electronics Corporation and Irwin Seaman, and (c) the Stock Appreciation Rights Agreements, dated as of

April 28, 1989, between Hudson Lock, Inc. and each of James E. Boucher and Michael L. Colecchi, in each case as amended and in effect on the Closing Date.

      Subordinated Debentures. The 11-3/4% Senior Subordinated Discount Debentures due 2005 issued by the Parent pursuant to the Subordinated Indenture.

      Subordinated Indenture. That certain Indenture, dated as of July 15, 1993, between the Parent and First Trust National Association, as Trustee, pursuant to which Subordinated Debentures in the original aggregate principal amount of $133,075,293 were issued by the Parent, as such agreement may be amended and in effect from time to time in accordance with the terms of this Credit Agreement and the other Loan Documents.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Subsidiary Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Wholly-Owned Guarantor in favor of the Banks and the Agent pursuant to which each Wholly-Owned Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in form of Exhibit E attached hereto.

      Tax Sharing Agreement(s). The Tax Sharing Agreement, dated as of June 29, 1994, by and among the Parent, the Borrower and each of the Subsidiaries of the Parent listed on the signature pages thereto, in the form delivered to the Banks and the Agent on or prior to the Closing Date.

      Total Commitment. The sum of the Commitment Amounts of the Banks, as in effect from time to time.

      Total Debt Service. For any period, with respect to any Person, the Consolidated Financial Obligations of such Person plus the Consolidated Interest Expense of such Person paid in cash in that period, plus, if applicable, cash payments made by such Person in that period pursuant to noncompetition arrangements and in connection with the redemption of Preferred Stock, in each case pursuant to the Dura-Line Agreements.

      Type.  As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

      Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 4.2 hereof.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      Welcome Home.  See Section 8.13(d) hereof.

      Wholly-Owned Guarantor(s). Collectively, all of, and individually, each of, the Subsidiaries of the Borrower that are not Non-Wholly-Owned Guarantors.

      Section 1.2.  Rules of Interpretation.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c)   A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

      Section 2.  THE REVOLVING CREDIT FACILITY.

      Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6 hereof, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment Amount minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section Section 11 and 12 hereof, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 12 hereof, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      Section 2.2. Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the rate of 3/8% per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

      Section 2.3.  Reduction of Total Commitment.  (a) The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Agent to reduce by $500,000 or an integral multiple of $100,000 in excess thereof the unborrowed portion of the Total Commitment or terminate entirely the Commitments, whereupon the Commitment Amounts of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, the Commitments of the Banks shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Total Commitment or termination of the Commitments may be reinstated.

      (b) If at any time after the Closing Date the Borrower or any of its Subsidiaries receives Net Proceeds pursuant to Section 9.5.2(f) hereof in excess of $5,000,000, the Borrower shall immediately repay the outstanding Revolving Credit Loans in an amount equal to 100% of such Net Proceeds, and, if the Senior Debt to Consolidated Cash Flow Ratio equals or exceeds 3.50 to 1 (as reflected in a certificate of the Borrower delivered to the Agent on the date such Net Proceeds are received), the Total Commitment shall be automatically reduced upon such receipt by an aggregate amount equal to 75% of such Net Proceeds. Any such reduction of the Total Commitment pursuant to this Section 2.3(b) shall be reinstated on the first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower which reflects that the Senior Debt to Consolidated Cash Flow Ratio is less than 3.50 to 1 as at such date of determination, provided that no Default or Event of Default shall have occurred and be continuing.

      Section 2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A attached hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's

Commitment Amount or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below.
The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

      Section 2.5. Interest on Revolving Credit Loans. (a) Except as otherwise provided in Section 5.11 hereof,

            (i) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin; and

            (ii) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

            (b) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

      Section 2.6. Requests for Revolving Credit Loans. The Borrower shall give to the Agent written notice in the form of Exhibit F attached hereto (or telephonic notice confirmed in a writing in the form of Exhibit F attached hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 1:00 p.m. (Boston time) (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan.

Each such notice shall specify (i) the principal amount of the Revolving Credit

Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan,
(iii) the Interest Period for such Revolving Credit Loan, and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or a larger integral multiple of $100,000.

      Section 2.7.  Conversion Options.

            Section 2.7.1. Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that

(a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default under either Section 13(a) or Section 13(b) hereof or resulting from the Borrower's failure to comply with any of the covenants set forth in Section 10 hereof has occurred and is continuing, and (e) no more than eight (8) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending

Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a larger integral multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

            Section 2.7.2.  Continuation of Type of Revolving Credit Loan.  Any

Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section
2.7.1 hereof; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base

Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7.2 is scheduled to occur.

            Section 2.7.3. Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a larger integral multiple of $100,000 in excess thereof.

      Section 2.8.  Funds for Revolving Credit Loans.

            Section 2.8.1. Funding Procedures. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section
Section 11 and 12 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

            Section 2.8.2. Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown

Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any

Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such

Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

      Section 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

      Section 3.1. Maturity. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      Section 3.2. Mandatory Repayments of Revolving Credit Loans. If at any time the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit

Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c) hereof. Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

      Section 3.3. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 11:00 a.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans and three (3) Eurodollar Business Days' notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

      Section 4.  LETTERS OF CREDIT.

      Section 4.1.  Letter of Credit Commitments.

            Section 4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 hereof and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount plus all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any time and
(b) the sum of (i) the Maximum Drawing Amount plus (ii) all Unpaid Reimbursement Obligations plus (iii) the aggregate amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment at any time.

            Section 4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            Section 4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the beneficiary is located outside of the United States of America, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

            Section 4.1.4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 hereof (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

            Section 4.1.5.  Participations of Banks.  Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 hereof in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2 hereof.

      Section 4.2. Reimbursement Obligation of the Borrower. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

            (a)   except as otherwise expressly provided in Section 4.2(b) and
(c) hereof, on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of

Credit,

            (b) upon the reduction of the Total Commitment (but not the termination of the Commitments) to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Commitments, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13 hereof, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement

Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 hereof for overdue principal on the Revolving Credit Loans.

      Section 4.3.  Letter of Credit Payments.  If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 4.2 hereof on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      Section 4.4. Obligations Absolute. The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 hereof shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any

Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the

Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

      Section 4.5.  Reliance by Issuer.  To the extent not inconsistent with
Section 4.4 hereof, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the

Notes or of a Letter of Credit Participation.

      Section 4.6. Letter of Credit Fee. The Borrower shall pay to the Agent a fee (in each case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin per annum on the face amount of each such Letter of Credit, and the Agent shall, in turn, remit to each Bank (other than the Agent) its pro rata portion of such Letter of Credit Fee calculated at a rate of the Applicable Margin minus 1/4% per annum on the face amount of each such Letter of Credit, and (b) in respect of each documentary Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin minus 1/2% per annum on the face amount of such Letter of Credit, and the Agent shall, in turn, remit to each Bank (other than the Agent)

its pro rata portion of such Letter of Credit Fee calculated at a rate of the Applicable Margin minus 3/4% per annum on the face amount of each such Letter of Credit. The Letter of Credit Fee for each Letter of Credit shall be payable quarterly in advance, on the date of issuance of such Letter of Credit, and on the first day of each fiscal quarter thereafter until such Letter of Credit expires or is cancelled. In addition, the Borrower shall pay to the Agent, for its own account, the Agent's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

      Section 5.  CERTAIN GENERAL PROVISIONS.

      Section 5.1. Closing Fee. The Borrower agrees to pay to the Agent for the pro rata accounts of the Banks on the Closing Date a closing fee as set forth in the Fee Letter.

      Section 5.2. Agent's Fee. The Borrower shall pay to the Agent an Agent's fee (the "Agents Fee") as provided in the Fee Letter.

      Section 5.3.  Funds for Payments.

            Section 5.3.1. Payments to Agent. All payments of principal, interest, Reimbursement Obligations, Commitment Fees, Letter of Credit Fees and

any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

            Section 5.3.2. No Offset. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents (other than with respect to taxes based upon the Agent's or any Bank's net income), the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      Section 5.4. Computations. All computations of interest on the Revolving Credit Loans and of Commitment Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

      Section 5.5. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the

Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

      Section 5.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's

Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

      Section 5.7.  Additional Costs.  If any present or future applicable law,

which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a)   subject any Bank or the Agent to any tax, levy, impost, duty,

charge, fee, deduction or withholding of any nature with respect to this Credit

Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

            (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

      (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

      (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

      (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder,

then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      Section 5.8.  Capital Adequacy.  If after the date hereof any Bank or the

Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's Commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

      Section 5.9. Certificate. A certificate setting forth any additional amounts payable pursuant to Section Section 5.7 or 5.8 hereof and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

      Section 5.10.  Indemnity.  The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section
Section 2.6 or 2.7 hereof or (c) the making of any payment of a Eurodollar Rate

Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base

Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

      Section 5.11. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

      Section 5.12 Replacement Banks. Within 30 days after (a) any Bank has demanded compensation from the Borrower pursuant to Section Section 5.7 or 5.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in Section 5.6 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's outstanding Revolving Credit Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Revolving Credit Loans and to assume all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Revolving Credit Loans and Commitment, the Borrower may designate a replacement bank or banks, which must be satisfactory to the Agent, to acquire and assume that portion of the outstanding Revolving Credit Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of
Section 19 hereof shall apply to all reallocations pursuant to this Section 5.12, and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of Section 19 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to Section 19 hereof to give effect to such reallocations. Any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of Section 19 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Revolving Credit Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

      Section 6.  COLLATERAL SECURITY AND GUARANTIES.

      Section 6.1.  Security of the Borrower.  The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

      Section 6.2. Guaranties and Security of Subsidiaries. (a) The Obligations shall also be guaranteed by each of the Wholly-Owned Guarantors pursuant to the Subsidiary Guaranty. The obligations of each Wholly-Owned Guarantor under the Subsidiary Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the personal property of such Wholly-Owned Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Wholly-Owned Guarantor is a party.

            (b) The Obligations shall also be guaranteed by each of the Non-Wholly-Owned Guarantors pursuant to the Non-Wholly-Owned Subsidiary Guaranty. The obligations of each Non-Wholly-Owned Guarantor under the Non-Wholly-Owned Subsidiary Guaranty shall (i) while (but only while) such Non-Wholly-Owned Guarantor continues to be a Non-Wholly-Owned Guarantor, be equal to such Non-Wholly-Owned Guarantor's Maximum Liability, and (ii) be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the personal property of such NonWhollyOwned Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Non-Wholly-Owned Guarantor is a party.

      Section 6.3. Parent Guaranty. The Obligations shall also be guaranteed by the Parent pursuant to the terms of the Parent Guaranty.

      Section 7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

      Section 7.1.  Corporate Authority.

            Section 7.1.1.  Incorporation; Good Standing.  Each of  the Parent,

the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b)

has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries considered as a whole, and would not have any effect on the enforceability against the Parent, the Borrower or any of its Subsidiaries of any of the Loan Documents to which such Person is a party.

            Section 7.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Parent, the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the

Parent, the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Parent, the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Parent, the Borrower or any of its Subsidiaries.

            Section 7.1.3.  Enforceability.  The execution and delivery of this

Credit Agreement and the other Loan Documents to which the Parent, the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of  creditors'

rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 7.2. Governmental Approvals. The execution, delivery and performance by the Parent, the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      Section 7.3.  Title to Properties; Leases.  Except as indicated on
Schedule 7.3 attached hereto, the Borrower and its Subsidiaries own all of the assets reflected as owned by them in the consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      Section 7.4. Financial Statements. There has been furnished to each of the Banks (a) the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date and the consolidated statement of income of the Parent and its Subsidiaries for the fiscal year then ended, each prepared in accordance with generally accepted accounting principles, certified by Ernst & Young and fairly presenting the financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended, and (b) the consolidating balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date and the consolidating statement of income of the Parent and its Subsidiaries for the fiscal year then ended, each in reasonable detail and prepared by management in accordance with the past financial practice of the Parent and its Subsidiaries, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such consolidating financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date hereof. There are no contingent liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Parent, which were not disclosed in such balance sheets and the notes related thereto.

      Section 7.5. No Material Changes. (a) Since the Balance Sheet Date there has occurred no change in the financial condition or business of the Parent and its Subsidiaries as shown on or reflected in the consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the Balance Sheet Date, or the consolidated and consolidating statements of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Parent and its Subsidiaries considered as a whole or the Borrower and its Subsidiaries considered as a whole. Since the Balance Sheet Date, the Borrower has not made any Distribution.

            (b) The Parent, the Borrower and each of its Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

      Section 7.6. Franchises, Patents, Copyrights. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      Section 7.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Parent, the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Parent or the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      Section 7.8. No Materially Adverse Contracts. None of the Parent, the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries considered as a whole. None of the Parent, the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Parent's and the Borrower's officers, to have any materially adverse effect on the business of the Parent or the Borrower and its Subsidiaries considered as a whole.

      Section 7.9. Compliance with Other Instruments, Laws. None of the Parent, the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Parent or the Borrower and its Subsidiaries considered as a whole.

      Section 7.10. Tax Status. Each of the Parent, the Borrower and its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Parent and the Borrower know of no basis for any such claim.

      Section 7.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

      Section 7.12. Holding Company and Investment Company Acts. None of the Parent, the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      Section 7.13. Absence of Financing Statements. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

      Section 7.14. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or the applicable Guarantor is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      Section 7.15. Certain Transactions. Except for arm's length transactions pursuant to which the Parent, the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the such Person could obtain from third parties, none of the officers, directors, or employees of the Parent, the Borrower or any of its

Subsidiaries is presently a party to any transaction with such Person (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent and the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      Section 7.16.  Employee Benefit Plans.

            Section 7.16.1. In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

            Section 7.16.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Parent, the Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Parent, the Borrower or such ERISA Affiliate without liability to any Person.

            Section 7.16.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made.

No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Parent, the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $5,000,000.

            Section 7.16.4. Multiemployer Plans. None of the Parent, the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA.

None of the Parent, the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

      Section 7.17.  Regulations U and X.  The proceeds of the Revolving Credit

Loans shall be used and the Letters of Credit will be obtained for working capital and general corporate purposes, including, without limitation, for acquisitions, Investments, Capital Expenditures and Distributions permitted hereunder. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      Section 7.18. Environmental Compliance. To the best of the Borrower's knowledge, except as disclosed on Schedule 7.18 attached hereto:

            (a) none of the Parent, the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, nor has the Parent, the Borrower or any of its Subsidiaries received notice that it, or any operator of the Real Estate is in alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries considered as a whole;

            (b) none of the Parent, the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation; any federal, state or local governmental authority: (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as

a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Parent, the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) except to the extent that the following would not have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole, that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances other than in accordance) with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of any applicable Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole; (ii) in the course of any activities conducted by the Parent, the Borrower, its Subsidiaries or operators of such Person's properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance (in all material respects) with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Parent, the Borrower or its Subsidiaries, which releases would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the

Real Estate which, through soil or groundwater contamination, may have come to be located on any of the Real Estate, and which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole; and (v) in addition, except to the extent that the following would not have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws; and

            (d) none of the Parent, the Borrower or its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

      Section 7.19.  Subsidiaries.  (a) As of the Closing Date, the Parent does not have any Subsidiaries except for its Subsidiaries listed on Schedule 7.19 attached hereto and the Borrower does not have any Subsidiaries except for its Subsidiaries listed on Schedule 7.19 attached hereto. The Parent is the record and beneficial owner of 100% of the outstanding capital stock of the Borrower and of each of the Parent's other Subsidiaries except as set forth on Schedule
7.19 attached hereto. The Borrower is the record and beneficial owner of 100% of the outstanding capital stock of each of the Wholly-Owned Guarantors, and is the record and beneficial owner of the outstanding capital stock of each of the

Non-Wholly Owned Guarantors as set forth on Schedule 7.19 attached hereto.  The

Borrower has no material assets other than the capital stock of its Subsidiaries. The Parent has no material assets other than the capital stock of its Subsidiaries.

            (b)   Except as described in Section Section 7.19(a) and 9.3 hereof and as shown on Schedules 7.19 and 9.3 attached hereto, neither the Parent nor the Borrower owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any other corporations or any legal and/or beneficial interests in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

      Section 7.20. Chief Executive Offices. Each of the Borrower's and the Parent's chief executive office is at ArborLake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015 at which location its books and records are kept.

      Section 7.21. Fiscal Year. Each of the Parent and the Borrower has a fiscal year which is the twelve months ending on December 31 of each year.

      Section 7.22. Disclosure. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or the Parent in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or the Parent which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, exclusive or effects resulting from changes in general economic conditions, the business, assets, financial condition or prospects of the Parent or the Borrower and its Subsidiaries, taken as a whole.

      Section 8. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower hereby covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      Section 8.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment

Fees, the Agent's Fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      Section 8.2. Maintenance of Office. The Borrower will maintain its chief executive office at ArborLake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, Illinois 60015, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

      Section 8.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

      Section 8.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

            (a) as soon as practicable, but in any event not later than one hundred and five (105) days after the end of each fiscal year of the Parent,
(i) the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or by other independent certified public accountants satisfactory to the Agent; and (ii) the unaudited consolidating balance sheet of the Parent and its Subsidiaries as at the end of such year, and the related unaudited consolidating statement of income and unaudited consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practice of the Parent and its Subsidiaries, and certified by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date hereof;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Parent, copies of the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated and consolidating statements of cash flow for the portion of the Parent's fiscal year then elapsed, all in reasonable detail and, with respect to the consolidated financial statements, prepared in accordance with generally accepted accounting principles, and in each case together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower substantially in the form of Exhibit G attached hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (d) as soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission by the Parent or any of its Subsidiaries or sent to the stockholders of the Parent or any of its Subsidiaries; and

            (e) from, time to time such other financial data and information (including accountants management letters) as the Agent or any Bank may reasonably request.

The Banks and the Agent agree that they will treat in confidence all financial information with respect to the Parent and its Subsidiaries which has not become public, and will not, without the consent of the Borrower, disclose such information to any third party, and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Borrower hereby authorizes the Agent and each of the Banks to disclose information obtained pursuant to this Credit Agreement which has not become public to banks or other financial institutions who are participants or assignees or potential participants or assignees of the Revolving Credit Loans made or to be made hereunder with the Borrower's consent not to be unreasonably withheld, and where required or requested by governmental or regulatory authorities.

      Section 8.5.  Notices.

            Section 8.5.1. Defaults. The Borrower will, within five (5) days of becoming aware thereof, notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Parent or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

            Section 8.5.2. Environmental Events. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Parent or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Parent or the Borrower and its Subsidiaries considered as a whole, or the Agent's security interests pursuant to the Security Documents.

            Section 8.5.3. Notification of Claim Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral with an aggregate net book value of $500,000 or more, or the Agent's rights with respect to such Collateral are subject.

            Section 8.5.4. Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Parent, the Borrower or any of its Subsidiaries or to which any such Person is or becomes a party involving an uninsured claim of more than $1,000,000 against such Person, as the case may be, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) Business Days of any judgment final or otherwise, against the Parent or any of its Subsidiaries in an amount in excess of $1,000,000.

      Section 8.6. Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries except as permitted under Section 9.5.1 hereof or the dissolution of any Subsidiary whose operation has been discontinued if such dissolution is, in the judgment of the Borrower desirable in the conduct of its business and does not materially adversely effect the business of the Borrower and its Subsidiaries on a consolidated basis. The Borrower (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

      Section 8.7. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. All such insurance shall be payable to the Agent as loss payee for the benefit of the Banks and the Agent.

      (b) Within sixty (60) days after the Closing Date, the Borrower shall cause all policies of insurance of the Borrower and its Subsidiaries to provide for at least thirty (30) days prior written cancellation notice to the Agent. In the event of failure by the Borrower or any of its Subsidiaries to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Borrower or such Subsidiary, as applicable. The Borrower and each of its Subsidiaries shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provisions.

      (c)   The Borrower shall deliver to the Agent, within sixty 60 days after the Closing Date, a certificate of insurance from an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Credit Agreement and certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

      Section 8.8. Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      Section 8.9.  Inspection of Properties and Books.

            Section 8.9.1. General. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to (a)

visit and inspect any of the properties of the Borrower or any of its Subsidiaries, (b) examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), (c) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, and (d) conduct commercial finance examinations and appraisals of assets, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

Each of the Banks agrees that it will treat in confidence the information obtained during any inspection which is designated by the Borrower as confidential and will not, without the consent of the Borrower disclose such information to any third party and, if any representative or agent of any Bank or the Agent shall not be an employee of such Bank or the Agent, as the case may be, or any affiliate of such Bank or the Agent, as the case may be, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Banks and the Agent may disclose information obtained pursuant to this Credit Agreement to other banks or financial institutions who are potential participants or potential assignees or participants in the Revolving Credit Loans made or to be made hereunder with the Borrower's consent not to be unreasonably withheld, and where required or requested by governmental or regulatory authorities.

            Section 8.9.2. Communications with Accountants. The Borrower hereby authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letters with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.2.

      Section 8.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and the Borrower will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries considered as a whole or the ability of the Borrower or any of its Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party,
(b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Person is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Person to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      Section 8.11. Employee Benefit Plans. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

      Section 8.12. Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans and will obtain Letters of Credit solely for working capital and general corporate purposes, including, without limitation, for acquisitions, Investments, Capital Expenditures and Distributions permitted hereunder.

      Section 8.13. Additional Subsidiaries. (a) If, after the Closing Date, the Borrower acquires, either directly or indirectly, any Subsidiary, it will notify the Banks within three (3) Business Days of such acquisition and provide the Banks with an updated Schedule 7.19.

            (b) The Borrower shall at all times own, directly or indirectly, not less than 51% of the outstanding Voting Stock of each of its Subsidiaries which becomes a Subsidiary subsequent to the Closing Date.

            (c) The Borrower shall cause each of its Subsidiaries that are not parties on the Closing Date to a Subsidiary Guaranty or a Non-Wholly-Owned Subsidiary Guaranty, as the case may be, to execute and deliver to the Banks, on the date which is five (5) Business Days after such Person becomes a Subsidiary of the Borrower, a guaranty substantially in the form of a Subsidiary Guaranty or a Non-Wholly-Owned Subsidiary Guaranty, as appropriate, and a security agreement substantially in the form of the Security Agreements, together with such supporting documentation, including Uniform Commercial Code financing statements, legal opinions and corporate authority documents as the Banks may reasonably request.

            (d) If Welcome Home, Inc. ("Welcome Home") has not completed a public offering of its capital stock and received the proceeds thereof on or before December 31, 1994, then (i) the Parent shall on such date, transfer all of its capital stock in Welcome Home to the Borrower, and (ii) Welcome Home shall become a non-wholly-owned Subsidiary of the Borrower on such date for all purposes hereof including, without limitation, clauses (a) through (c) of this
Section 8.13.

      Section 8.14. Fair Labor Standards Act. The Borrower and each of its Subsidiaries shall at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of the Borrower or any of its Subsidiaries are or will be produced by employees of (a) the Borrower or any of its Subsidiaries or (b) to the best knowledge of the Borrower and each of its Subsidiaries, by employees of suppliers, who are, in each case, employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Section Section 206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

      Section 8.15. Further Assurances. The Borrower will, and the Borrower will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

      Section 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower hereby covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

      Section 9.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

            (b)   current liabilities of the Borrower or such Subsidiary of the

Borrower incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit, except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services in the ordinary course of business;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies, reimbursement-type obligations and bonds regarding workers' compensation claims, and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8 hereof;

            (d)   Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as either (i) execution is not levied thereunder or (ii) the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) Indebtedness of Subsidiaries of the Borrower incurred as a result of (i) the acquisition of a business or assets (including existing Indebtedness assumed in connection with such acquisition), (ii) obligations under Capitalized Leases, (iii) purchase money obligations for property acquired in the ordinary course of business, (iv) sale-leaseback transactions permitted under Section 9.6 hereof, or (v) other similar financing transactions, in an aggregate principal amount of all such Indebtedness under this clause (f) not to exceed $25,000,000 outstanding at any one time, provided that after giving effect to the incurrence of any such Indebtedness under this clause (f) no Event of Default under Section Section 13.1(a), (b) or (c) (only a result of the failure by the Borrower to comply with any of its covenants set forth in Section 10 hereof) exists hereunder;

            (g) Indebtedness of the Borrower or any Subsidiary of the Borrower in respect of intercompany loans, advances, obligations or similar transfers to or among the Borrower or any Subsidiary of the Borrower, including, without limitation, pursuant to the Intercompany Loan Agreement, the

Tax Sharing Agreements and the Management Agreements, provided that (i) the Non-Wholly-Owned Guarantors shall only incur Intercompany Advances from the Borrower (and not from any other Subsidiaries of the Borrower), such Intercompany Advances must be advanced pursuant to the Intercompany Loan Agreement and all Intercompany Advances evidenced by notes must be pledged and assigned to the Agent for the benefit of the Banks and (ii) all Intercompany Advances advanced by any Non-Wholly-Owned Guarantors to the Borrower shall be evidenced by notes which expressly prohibit set off against the notes referred to in subsection (i) above from the Borrower to such Non-Wholly-Owned Guarantor;

            (h) Indebtedness of the Borrower and its Subsidiaries listed on, and not in excess of the principal amounts and otherwise as described on
Schedule 9.1 attached hereto;

            (i) Indebtedness of the Subsidiaries of the Borrower in respect of operating leases;

            (j) Indebtedness (i) of the Borrower to the Parent incurred in connection with any Distribution permitted under Section 9.4 hereof, provided that such Indebtedness is evidenced by the Parent Loan Agreement, and provided further that such Indebtedness is subordinated to the Obligations in a manner that is satisfactory to the Agent in all respects and (ii) of the Subsidiaries of the Borrower incurred in connection with any Distribution permitted under
Section 9.4(a) hereof;

            (k) Indebtedness in respect of interest rate protection arrangements and in respect of foreign exchange rate protection arrangements;

            (l) Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their businesses, properties or assets, provided that such sale or disposition is permitted under the terms of this Credit Agreement;

            (m) Indebtedness of the Borrower or any of its Subsidiaries in respect of Incentive Arrangements;

            (n) Indebtedness of the Borrower or any of its Subsidiaries, as applicable, incurred to refinance and replace Indebtedness of such Person permitted under clause (f) or clause (h) hereof, provided, that (i) the principal amount (or committed principal amount) of such refinancing Indebtedness shall not exceed the outstanding principal amount (or committed principal amount) of the Indebtedness being refinanced, (ii) the terms of such refinancing Indebtedness are no more onerous to the Borrower or such Subsidiary, as applicable, than the terms of the Indebtedness being refinanced, and (iii) the Majority Banks shall have consented to the incurrence of such refinancing Indebtedness, such consent not to be unreasonably withheld;

            (o) any additional unsecured Indebtedness, provided, that (i) after giving effect to the incurrence of such Indebtedness on a pro forma basis, the Borrower's Senior Debt to Consolidated Cash Flow Ratio is less than
2.50 to 1, (ii) the incurrence of such Indebtedness would be permitted under
Section 4.07(a) of the Senior Indenture (as in effect on the Closing Date),
(iii) no Default or Event of Default has occurred and is continuing or would result therefrom, and (iv) the Borrower delivers to the Agent, on the date of such incurrence, a certificate signed by a duly authorized officer of the Borrower and evidence satisfactory to the Agent showing compliance with the matters set forth in sub clauses (i) through (iii) of this clause (o); and

            (p) guaranties by the Borrower and/or any of its Subsidiaries of Indebtedness of the Borrower and/or any of its Subsidiaries that is otherwise permitted under this Section 9.1;

            (q) Indebtedness of the Borrower and/or any of its Subsidiaries with respect to performance, surety, statutory, appeal or similar bonds obtained in the ordinary course of business;

            (r) Indebtedness of the Borrower and/or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be deemed to be inadvertent) drawn against insufficient funds in the ordinary course of business;

            (s) Indebtedness of the Borrower arising under or in respect of the Assumption Agreement, provided that (i) such Indebtedness, to the extent assumed by the Borrower after the date hereof, is otherwise permitted under this Section 9.1, and (ii) the Borrower gives the Agent notice of any such assumed Indebtedness incurred by the Parent after the date hereof, promptly after such incurrence; and

            (t) unsecured Indebtedness not otherwise permitted hereunder, provided that the aggregate principal amount of all such Indebtedness does not exceed $20,000,000 at any time.

      Section 9.2.  Restrictions on Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

      (a) liens to secure taxes, assessments and other government charges or liens on properties to secure claims for labor, material or supplies, in each case in respect of obligations not overdue or which are being contested in good faith by appropriate proceedings satisfactory to the Banks and for which adequate reserves have been established and are maintained in accordance with generally accepted accounting principles;

      (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations, and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations;

      (c) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(d) hereof;

      (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

      (e)   encumbrances on Real Estate consisting of easements, rights of way,

      zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower and its Subsidiaries on a consolidated basis;

      (f) liens existing on the date hereof and listed on Schedule 9.2 attached hereto;

      (g) liens on assets of Subsidiaries of the Borrower securing Indebtedness permitted under Section 9.1(f) hereof;

      (h) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

      (i)   liens on assets sold in sale-leaseback transactions permitted under

      Section 9.6 hereof;

      (j) liens securing refinancing Indebtedness permitted under Section 9.1(n) hereof, but only to the extent that the Indebtedness so refinanced was secured, and only covering assets which secured the Indebtedness being refinanced;

      (k) the subordination of certain amounts advanced under the Intercompany Loan Agreement and permitted under Section 9.1 hereof;

      (l) (i) leases entered into by Riverside Book and Bible House, Incorporated as lessor with respect to its property located at the River Hills Mall in Iowa Falls, Iowa and (ii) leases entered into by DACCO Incorporated as lessor with respect to its property located in Cookeville, Tennessee that is not required for its immediate ongoing operations; and

      (m) liens in respect of (i) Indebtedness permitted under Section 9.1(q) hereof and (ii) Indebtedness permitted under Section 9.1(k) hereof, provided that the aggregate amount of Indebtedness under Section 9.1(k) hereof secured pursuant to this Section 9.2(m) does not exceed $2,500,000.

      Section 9.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

            (b)   demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $500,000,000;

            (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Corporation;

            (d) repurchase agreements secured by any one or more of the foregoing;

            (e) shares of any so-called "money market fund" provided that such fund is registered under the Investment Company Act of 1940, as amended, has net assets of at least $50,000,000 and has at least eighty-five percent (85%) of its net assets invested in investments of the types described in clauses (a), (b) and (c) above;

            (f)   Investments existing on the date hereof and in amounts not to exceed the amounts listed on Schedule 9.3 attached hereto;

            (g) Investments by the Borrower in Subsidiaries of the Borrower and by any Subsidiary of the Borrower in its Subsidiaries which are also Subsidiaries of the Borrower existing on the Closing Date or in any other Person which concurrently with such Investment becomes a Subsidiary of the Borrower on such date, and Investments by Subsidiaries of the Borrower in the Borrower, provided that the Borrower's Investments in Non-Wholly-Owned Guarantors shall be made pursuant to the Intercompany Loan Agreement and if evidenced by notes, such notes shall be pledged and assigned to the Agent for the benefit of the Banks;

            (h) Investments consisting of the Guaranties and any guaranties delivered pursuant to Section 8.13 hereof;

            (i) certain Investments by the Borrower and its Subsidiaries in marketable securities and other negotiable instruments through the William Penn

Funds (including the William Penn Interest Income Fund), provided, however that such Investments shall not exceed $5,000,000 in the aggregate at any time;

            (j) Investments in respect of Incentive Arrangements to the extent that such Investments are permitted hereunder;

            (k) Investments by the Borrower and/or any of its Subsidiaries made in connection with (i) any Distribution permitted under Section 9.4 hereof, or (ii) any Indebtedness permitted under Section Section 9.1(g), (m),
(p) or (s) hereof;

            (l) Investments not exceeding $25,000,000 in the aggregate outstanding at any time;

            (m) other Investments not otherwise permitted hereunder, provided, that (i) after giving effect to the proposed Investment, the Senior Debt to Consolidated Cash Flow Ratio is less than 3.75 to 1, (ii) no Default or

Event of Default has occurred and is continuing or would result from making the proposed Investment and (iii) the Borrower delivers to the Agent, on the date on which any such Investment is made, a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing compliance with the matters set forth in this clause (m); and

            (n) Investments in the Parent to the extent that a Distribution of such amount would be permitted under Section 9.4 hereof.

      Section 9.4. Distributions; Other Affiliate Payments. (a) Neither the Borrower nor any of its Subsidiaries will make any Distributions so long as any

Default or Event of Default has occurred or is continuing or would result therefrom, other than:

            (i) scheduled payments of dividends on and redemptions of (A) (x) the preferred stock of Sate-Lite Manufacturing Company in an aggregate amount not to exceed $20,000 in any calendar year and (y) the common stock of Sate-Lite Manufacturing Company in an aggregate amount not to exceed $12,500 in any calendar year, and (B) the preferred stock of Dura-Line (x) in an aggregate amount not to exceed $300,000 in any calendar year for dividends and (y) in an aggregate amount not to exceed $3,750,000 in any calendar year for redemptions pursuant to the terms of the Dura-Line Agreements;

            (ii) Distributions by Subsidiaries of the Borrower to the Borrower and Distributions by Subsidiaries of Subsidiaries of the Borrower to such Subsidiaries of the Borrower;

            (iii) Distributions and other payments under the Tax Sharing Agreement to the Parent to permit the Parent to pay income, franchise and other taxes and governmental levies owed or payable by it;

            (iv) payments under the Stock Appreciation Rights Agreements, the Dura-Line Agreements (without duplication), and the Incentive Arrangements;

            (v) director fees of the Parent (not to exceed $250,000 in any calendar year);

            (vi) indemnity payments required by the articles of incorporation, by-laws, director indemnity agreements and management consulting agreements of the Parent; and

            (vii) filing, registration, reportion, qualification and similar fees and charges payable or owed by the Parent in respect of the requirements of the Securities and Exchange Commission, state qualifications to conduct business and other applicable governmental and regulatory requirements.

            (b) Without limiting the foregoing, if an Event of Default under Section Section 13.1(a), (b) or (c) (only as a result of the failure by the Borrower to comply with any of its covenants set forth in Section 10 hereof) has occurred and is continuing, or if an Event of Default under Section Section

13.1(a), (b) or (c) (only as a result of the failure by the Borrower to comply with any of its covenants set forth in Section 10 hereof) would result from the payment thereof, the Borrower shall not make any payments under the Management Consulting Agreement between the Borrower and TJC Management Company (payments under which shall be expressly subordinated to the Obligations), the Management

Agreement(s) between the Borrower and the Parent, or any similar agreement relating to the providing of consulting, financial or investment banking services by any Affiliate to the Borrower or any of its Subsidiaries.

      Section 9.5.  Merger, Consolidation and Disposition of Assets.

            Section 9.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition unless otherwise permitted under Section Section 9.3 or 9.11 hereof, except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower (provided that the Borrower is the survivor of such merger or consolidation), or the merger or consolidation of two or more Subsidiaries of the Borrower.

            Section 9.5.2. Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory in the ordinary course of business, consistent with past practices, (b) the disposition of obsolete assets which are no longer used or useful in current or planned business operations of such Person, (c) the sale of assets pursuant to sale-leaseback transactions permitted under Section 9.6 hereof, (d) sales of Capital Assets the proceeds of which are reinvested as permitted Capital Expenditures within 360 days of such sale, (e) the sale of assets by a Guarantor to a Guarantor, and (f) sales of assets in arms-length transactions for fair and reasonable value, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such sale and no Default or Event of Default will exist after giving effect to such sale, (ii) at least 80% of the purchase price for such asset is received in cash and the Net Proceeds from such sale are applied as provided in Section 2.3(b) hereof, and
(iii) any promissory note or other instrument received by the Borrower or such Subsidiary in connection with such sale is an Investment permitted under
Section 9.3 hereof, and the Borrower or such Subsidiary, as applicable, has delivered such promissory note or other instrument to the Agent to be held in pledge for the benefit of itself and the Banks in accordance with the terms of the Credit Agreement; (iv) the Borrower shall have delivered to the Agent on the date of such sale a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent showing compliance with the provisions of clauses (i) and (iii) of this Section 9.5.2(f).

      Section 9.6. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided that the Borrower or any Subsidiary of the Borrower may enter into such sale-leaseback transactions to the extent that the

Indebtedness incurred in connection with such transactions are  permitted under

Section 9.1(f) hereof or Section 9.1(h) hereof to the extent described in item 15 of Schedule 9.1 attached hereto.

      Section 9.7.  Compliance with Environmental Laws.  The Borrower will not,

and the Borrower will not permit any of its Subsidiaries to, (a) use any of the

Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries considered as a whole; (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries considered as a whole; (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries considered as a whole; (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each case if such violation would have a material adverse effect on the business, assets or financial condition of the Parent or the Borrower and its Subsidiaries, taken as a whole..

      Section 9.8.  Employee Benefit Plans.  Neither the Borrower nor any ERISA

Affiliate will:

            (a)   engage in any "prohibited transaction"  within the meaning of

Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Parent, the Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Parent, the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

            (d)   permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 7.16.3 hereof.

      Section 9.9.  Change in Terms of Capital Stock.   The Borrower shall not
and shall not permit any of its Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock without the written consent of the Banks.

      Section 9.10. Hostile Takeovers. The Borrower will not and will not permit its Subsidiaries to acquire or attempt to acquire, whether by stock acquisition, purchase of assets, merger, consolidation or otherwise, any assets, stock or business of any entities in any transaction that has not been approved by the board of directors of the entity whose stock, assets or business is or are to be acquired; provided, however, that the foregoing shall not prohibit any purchase in the open market of not more than 5% of the fully-diluted outstanding capital stock of any corporation made in accordance with the provisions of this Credit Agreement.

      Section 9.11. Limitation on Transactions. The Borrower will not and will not permit any of its Subsidiaries to enter into any acquisition transaction, including, but not limited to, any asset purchase, stock purchase, merger, consolidation, noncompetition agreement or any similar transaction, involving an aggregate Investment or other outlay of funds or assumption of debt or other consideration in excess of $25,000,000 in any single transaction.

Payments which are contingent upon post-closing performance, including, without limitation, as set forth in any Incentive Arrangement delivered in connection with any such acquisition transaction, shall be excluded from this Section 9.11.

      Section 9.12.  Fiscal Year.  The Borrower will not change the date of the end of its fiscal year from that set forth in Section 7.21 hereof.

      Section 10. FINANCIAL COVENANTS OF THE BORROWER. The Borrower hereby covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      Section 10.1. Cash Flow Coverage Ratio. As at the end of any fiscal quarter of the Parent ending during the periods specified in the table set forth below, the Cash Flow Coverage Ratio of the Parent and its Subsidiaries, calculated on a Pro Forma Basis for the period of the four consecutive fiscal quarters then ended, shall not be less than the ratio set forth opposite such period in such table:

            Period                              Ratio

      Closing Date - 12/30/94                   1.20 to 1.00
      12/31/94 - 12/30/95                       1.25 to 1.00
      12/31/95 - 12/30/96                       1.40 to 1.00
      12/31/96 - 12/30/97                       1.45 to 1.00
      12/31/97 - 12/30/98                       1.50 to 1.00
      12/31/98 and thereafter                   1.55 to 1.00

      Section 10.2.  Debt Service Coverage Ratio.  As at the end of  any fiscal quarter of the Parent ending during the periods specified in the table set forth below, the Debt Service Coverage Ratio of the Parent and its Subsidiaries, shall not, for the period of the four consecutive fiscal quarters then ended, be less than the ratio set forth opposite such period in such table:


            Period                              Ratio

      Closing Date - 12/30/94                   0.95 to 1.00
      12/31/94 - 12/30/95                       1.10 to 1.00
      12/31/95 - 12/30/96                       1.40 to 1.00
      12/31/96 - 12/30/97                       1.50 to 1.00
      12/31/97 - 12/30/98                       1.50 to 1.00
      12/31/98 and thereafter                   1.50 to 1.00

      Section 10.3. Minimum Net Worth. The Consolidated Net Worth of the Parent and its Subsidiaries, calculated on a Pro Forma Basis, shall at no time during the periods set forth below be less than the amount set forth opposite such period.

            Period                              Amount

      Closing Date - 12/30/94                   $ 40,000,000
      12/31/94 - 12/30/95                       $ 45,000,000
      12/31/95 - 12/30/96                       $ 52,500,000
      12/31/96 - 12/30/97                       $ 60,000,000
      12/31/97 - 12/30/98                       $ 70,000,000
      12/31/98 and thereafter                   $ 82,500,000

      Section 11. CLOSING CONDITIONS. The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to June 30, 1994:

      Section 11.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

      Section 11.2.  Certified Copies of Charter Documents.  Each  of the Banks

shall have received from the Parent, the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

      Section 11.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Parent, the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

      Section 11.4. Incumbency Certificate. Each of the Banks shall have received from the Parent, the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      Section 11.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

      Section 11.6. UCC Search Results. The Agent shall have received from the Borrower and each of the Guarantors the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

      Section 11.7. Insurance. The Agent shall have received a schedule outlining all of the Borrower's and its Subsidiaries insurance coverage, including policy limits and deductibles.

      Section 11.8. Opinions of Counsel. Each of the Banks and the Agent shall have received favorable legal opinions addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

      (a) Smith, Gill, Fisher & Butts, special counsel to the Parent, the Borrower and the Guarantors; and

            (b) Mayer, Brown & Platt, special counsel to the Parent, the Borrower and the Guarantors.

            Section 11.9. Payment of Closing Fee. The Borrower shall have paid to the Banks the closing fee payable pursuant to the Fee Letter.

      Section 11.10. Consents and Approvals. The Banks shall have received waivers or consents from any source reasonably requested by them, in form and substance satisfactory to the Banks, in connection with the transactions contemplated by this Credit Agreement.

      Section 11.11. Projections. The projections of the annual operating budgets of the Parent and its Subsidiaries on a consolidated and consolidating basis, balance sheets and cash flow statements for the 1994 to 1998 fiscal years, shall have been delivered to each Bank. The projections have been prepared on the basis of reasonable assumptions and reflect the reasonable estimates of the Borrower of the results of operations (in the aggregate) and other information projected therein.

      Section 12. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Revolving Credit Loan, including the Revolving Credit Loans, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      Section 12.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Parent, the Borrower and the Guarantors contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit

Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.


      Section 12.2.  No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

      Section 12.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the

Federal Reserve System.

      Section 12.4.  Proceedings and Documents.  All proceedings in  connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      Section 13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

      Section 13.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a)   the Borrower shall fail to pay any principal of the Revolving

Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the Commitment Fee, any Letter of Credit Fee, the Agent's Fee, or

other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for five (5) days;

            (c) the Borrower shall fail to comply with any of its covenants contained in the first sentence of Section 8.6, Section Section 8.9, 8.12, 8.13, 9.1 through 9.6, 9.9, 9.10 through 9.12 or 10 or the Parent shall fail to comply with any of its covenants contained in Section 8 of the Parent Guaranty;

            (d) the Parent, the Borrower or any of the Guarantors shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

            (e)   any representation or warranty of the Parent, the Borrower or any of the Guarantors in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f)   the Parent, the Borrower or any of its Subsidiaries shall (i)

fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $15,000,000, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $15,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) the Parent, the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Parent, the Borrower or any of its Subsidiaries and such

Person shall indicate its approval thereof, consent thereto or acquiescence therein;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent, the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted and such case or proceeding remains undismissed for sixty (60) days;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Parent, the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the such Persons exceeds in the aggregate $2,000,000;

            (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests or liens in any substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Parent, the Borrower or any of the Guarantors party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof, or if any Guarantor or the Parent shall deny that it has any further or continuing liability under such Person's Guaranty;

            (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Parent or the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (l) the Jordan Group, shall, at any time, legally or beneficially, own less than 51% of the outstanding Voting Stock of the Parent, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Parent; or

            (m) the Parent shall at any time, legally or beneficially, own less than 100% of the outstanding capital stock of the Borrower, as adjusted pursuant to any stock split, stock divided or recapitalization or reclassification of the capital of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be,

and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section Section 13.1(g) or 13.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

      Section 13.2. Termination of Commitments. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Parent, the Borrower or any of the Guarantors of any of the Obligations.

      Section 13.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to
Section 13.1 hereof, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      Section 13.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) first, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses,

disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agent's Fee payable pursuant to Section 5.2 hereof and all other

Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) third, upon payment and satisfaction in full or other provisions satisfactory to the Banks and the Agent for payment in full of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (d)   fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      Section 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      Section 15.  THE AGENT.

      Section 15.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

      Section 15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.

The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      Section 15.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents,

or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      Section 15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Parent, the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Parent, the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.

The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Parent, the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

      Section 15.5.  Payments.

            Section 15.5.1. Payments to Agent. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            Section 15.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder,

under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.

If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            Section 15.5.3.  Delinquent Banks.  Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents,

any Bank that fails (i) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or
(ii) to comply with the provisions of Section 14 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement

Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      Section 15.6. Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      Section 15.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      Section 15.8. Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit
Participations, as it  would have were it not also the Agent.

      Section 15.9. Resignation. The Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      Section 15.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

      Section 15.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      Section 16. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower, hereby promises to pay (a) the cost of (i) reproducing this Credit Agreement and other instruments mentioned herein and (ii) any taxes (including any interest and penalties in respect thereof), filing fees or recording fees or taxes payable by any Bank (other than taxes based upon such Bank's net income or profits) on or with respect to the transactions contemplated by this Credit Agreement or the other Loan Documents (the Borrower hereby agreeing to indemnify each Bank with respect thereto); (b)

the documented fees, expenses and disbursements of the Agent's Special Counsel incurred in connection with the preparation of this Credit Agreement and other instruments mentioned herein, each closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder and the syndication and the termination hereof; (c) all reasonable fees, expenses and disbursements incurred by FNBB in connection with the syndication of its Commitment hereunder, provided that the Borrower shall not bear the costs of syndication hereunder which are in excess of $5,000; and (d) all out-of-pocket expenses (including reasonable attorneys, fees and costs) incurred by any Bank or the Agent in connection with (i) the enforcement of this Credit Agreement the Notes and the other Loan Documents against the Parent, the Borrower or any Guarantor or the administration thereof after the occurrence and during the continuance of a Default or Event of Default and (ii) in connection with any litigation, proceeding or dispute whether arising hereunder or under the other Loan Documents or arising out of the transactions contemplated hereby or thereby. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.

      Section 17. INDEMNIFICATION. The Borrower further agrees to indemnify and hold harmless the Agent and the Banks as well as each such Person's shareholders, directors, agents, officers, Subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and costs and expenses incurred, suffered,

sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each Bank and the Agent shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

      Section 18. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Parent, the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

      Section 19.  ASSIGNMENTS AND PARTICIPATIONS.

      Section 19.1.  Conditions to Assignment by the Banks.  Except as provided herein, any Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Note held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Credit Agreement, (b) each assignment shall be in an amount no less than $5,000,000, or a larger integral multiple of $1,000,000, and (c) and the parties to such assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance, substantially in the form of Exhibit H attached hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall, upon payment to the Agent of the registration fee referred to in Section 19.3 hereof, be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment, be released from its obligations under this Credit Agreement.

      Section 19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

            (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Parent, the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee and that, on the effective date of such Assignment and Acceptance, the circumstances described in Section Section 5.6 and 5.7 hereof are not applicable to such assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

            (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      Section 19.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the

Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assignee Bank agrees to pay to the Agent a registration fee in the sum of $5,000.

      Section 19.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes, provided that any Notes issued to the assigning Bank shall also evidence the obligations of the Borrower to pay any accrued but unpaid interest on the surrendered Note or Notes. Within five
(5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Note or Notes shall be cancelled and returned to the Borrower.

      Section 19.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term of the Commitment or increase the Commitment Amount of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      Section 19.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit

Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and
(c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      Section 19.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or
Section 13.2 hereof, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section
13.2 hereof to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the

Loans to the extent of such participation.

      Section 19.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 hereof with respect to any claims or actions arising prior to the date of such assignment.

If any assignee Bank is not incorporated under the laws of the United States of

America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If FNBB transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      Section 19.8. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      Section 20. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a)   if to the Borrower, at ArborLake Centre, Suite 550, 1751 Lake

Cook Road, Deerfield, Illinois 60015, Attention:  President, with a copy to The

Jordan Company, 9 West 57th Street, 40th Floor, New York, New York 10019,
Attention: Jonathan F. Boucher, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

            (b) if to FNBB or the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Gordon L. Nelson, Jr., Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

            (c) if to any Bank (other than FNBB), at such Bank's address set forth on Schedule 1 attached hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      Section 21. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL

PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE

OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN Section 20 HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR

THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      Section 22. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      Section 23. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      Section 24. ENTIRE AGREEMENT. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26 hereof.

      Section 25. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      Section 26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Parent, the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the

Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the Commitment Amounts, and the amount of Commitment Fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks, Section 2.3(b) hereof and this Section 26 may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 15 hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      Section 27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.



      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              JII, INC.


                               By:__________________________________________
                                  Title:


                              THE FIRST NATIONAL BANK OF
                                BOSTON, individually and as Agent


                               By:__________________________________________
                                  Title:

                                    EXHIBIT A
                                   ----------

                                   FORM OF NOTE
                                   ------------
                           $_____________June __, 1994


FOR VALUE RECEIVED, the undersigned JII, INC., a __________ corporation (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF PAYEE BANK]

(the "Bank") at the Agent's Head Office (as defined in the Credit Agreement referred to below):

(a) on the Revolving Credit Loan Maturity Date, the principal amount of [INSERT COMMITMENT AMOUNT] DOLLARS ($______________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to that certain Revolving Credit Agreement, dated as of June __, 1994, among the Borrower, the Bank, the other lenders which are or may become parties thereto from time to time and The First National Bank of Boston, as agent, as the same may be amended and in effect from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement");

(b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the Revolving Credit Loan Maturity Date at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL
PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


[Corporate Seal]                                JII, INC.


                                          By: _________________________
                                            Title:


                                                                   EXHIBIT B
                                                                   ----------


                 FORM OF NON-WHOLLY-OWNED SUBSIDIARY GUARANTY
                 --------------------------------------------


GUARANTY, dated as of ___________, 1994, by each of the entities listed on the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors") in favor of (a) The First National Bank of Boston, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to that certain Revolving Credit Agreement, dated as of ___________, 1994, as the same may be amended and in effect from time to time (such agreement, as amended and in effect the "Credit Agreement"), among JII, Inc., a

Delaware corporation (the "Company"), the Banks and the Agent and (b) each of the Banks.

WHEREAS, the Company and each of the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group; and

WHEREAS, each of the Guarantors expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that each of the Guarantors execute and deliver to the Agent, for the benefit of the Banks and the Agent, a guaranty substantially in the form hereof; and

WHEREAS, each of the Guarantors wishes to guaranty the Company's obligations to the Banks and the Agent under or in respect of the Credit Agreement as provided herein;

NOW, THEREFORE, each of the Guarantors hereby agrees with the Banks and the Agent as follows:

Section I.  Definitions.

The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

Section 2.  Guaranty of Payment and Performance.

(a) Each of the Guarantors jointly and severally guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Section Section 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of each of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by each of the Guarantors hereunder may be required by the Agent on any number of occasions. All payments by the Guarantors hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Banks and the Agent.

(b) Subject to the prior payment in full of all of the Obligations, each of the Guarantors shall have mutual rights of contribution with respect to the other Guarantors in respect of amounts paid in respect of the Obligations by such Guarantor in excess of its pro rata share of the Obligations determined in accordance with the respective net worths of the Guarantors at and as of December 31, 1993, provided that no material change in the respective net worths of the Guarantors has occurred between December 31, 1993 and the date hereof.

(c) Notwithstanding any other provision of this Guaranty, each of the Guarantor's obligations hereunder while (but only while) such Guarantor continues to be a Non-Wholly-Owned Guarantor (as defined in the Credit Agreement) shall equal such Guarantor's Maximum Liability.

Section 3.  Guarantors' Agreement to Pay Enforcement Costs, Etc.

Each of the Guarantors further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this
Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 4.  Waivers by Guarantors; Banks' Freedom to Act.

Each of the Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto.

Each of the Guarantors waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Obligations and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any of the Obligations; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any of the Obligations; (e) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to any of the Guarantors.
To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action"

or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

Section 5.  Unenforceability of Obligations Against Company.

If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors to the same extent as if each of the Guarantors at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

Section 6.  Subrogation; Subordination.

Section 6.1.  Waiver of Rights Against Company.

Until the final payment and performance in full of all of the Obligations, none of the Guarantors shall exercise and each of the Guarantors hereby waives any rights against the Company arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against the Company in respect of any liability of such Guarantor to the Company; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank.

Section 6.2.  Subordination.

The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each of the Guarantors agrees that, after the occurrence and during the continuance of any Event of Default, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Obligations shall have been  paid in full.  If,

notwithstanding the foregoing sentence, any of the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any of the

Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of any of the Guarantors under the other provisions of this Guaranty.

Section 6.3.  Provisions Supplemental.

The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with any of the Guarantors for the benefit of the Banks and the Agent.

Section 7.  Security; Setoff.

Each of the Guarantors grants to each of the Agent and the Banks, as security for the full and punctual payment and performance of all of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Banks is hereby authorized at any time and from time to time, without notice to any of the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not the Agent or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

Section 8.  Further Assurances.

Each of the Guarantors agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Agent or any Bank in order for such Guarantor to keep adequately informed of changes in the Company's financial condition.

Section 9.  Termination; Reinstatement.

This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantors' intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in Section 20 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Bank hereunder, including without limitation the rights set forth in Section Section 4 and 6 hereof, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

Section 10.  Successors and Assigns.

This Guaranty shall be binding upon each of the Guarantors, its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, certain of the Banks may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with
Section 19 of the Credit Agreement. None of the Guarantors may assign any of its obligations hereunder.

Section 11.  Amendments and Waivers.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by any of the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Majority Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 12.  Notices.

All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to any of the Guarantors, at the address set forth beneath such Guarantor's signature hereto, and if to the Agent, at the address for notices to the Agent set forth in
Section 20 of the Credit Agreement, or at such address as either party may designate in writing to the other.

Section 13.  Governing Law; Consent to Jurisdiction.

THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each of the Guarantors agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in Section 12 hereof. Each of the Guarantors hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

Section 14.  Waiver of Jury Trial.  EACH OF

THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Guarantors hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Guarantors (a) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 14.

Section 15.  Miscellaneous.

This Guaranty constitutes the entire agreement of each of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.


IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be executed and delivered as of the date first above written.

                              SATE-LITE MANUFACTURING COMPANY


                              By:_________________________________
                                 Title:

                              Address:   6220-30 Gross Point Road
                                         Niles, Illinois 60648

                              PARSONS PRECISION PRODUCTS, INC.


                              By:_________________________________
                                 Title:

                              Address:   333 Main Street
                                         P.O. Box 320
                                         Parsons, Kansas

                              DURA-LINE CORPORATION


                              By:_________________________________
                                 Title:

                              Address:   South 23rd Street  P.O. Box 1445
                                         Middlesboro, Kentucky 40965

                                                                     EXHIBIT C
                                                                    ----------

                            FORM OF PARENT GUARANTY
                            -----------------------


GUARANTY, dated as of __________, 1994, by JORDAN INDUSTRIES, INC., an Illinois

corporation (the "Guarantor") in favor of (a) The First National Bank of Boston, a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to that certain Revolving Credit Agreement, dated as of _________, 1994, as such agreement may be amended and in effect from time to time (as amended and in effect from time to time, the "Credit Agreement"), among JII, Inc., a Delaware corporation (the "Company"), the Banks and the Agent and (ii) each of the Banks.

WHEREAS, the Guarantor owns 100% of the capital stock of the Company;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that the Guarantor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a guaranty substantially in the form hereof; and

WHEREAS, the Guarantor wishes to guaranty the Company's obligations to the Banks and the Agent under or in respect of the Credit Agreement as provided herein;

NOW, THEREFORE, the Guarantor hereby agrees with the Banks and the Agent as follows:

Section 1.  Definitions.

The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

Section 2.  Guaranty of Payment and Performance.

The Guarantor hereby guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment,

by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Section Section 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall, upon demand by the

Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Agent on any number of occasions. All payments by the Guarantor hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Banks and the Agent.

Section 3.  Guarantor's Agreement to Pay Enforcement Costs, Etc.

The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit

Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 4.  Waivers by Guarantor; Banks' Freedom to Act.

The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Obligations and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any of the Obligations;
(c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any of the Obligations; (e) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i)

any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

Section 5.  Unenforceability of Obligations Against Company.

If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations shall be immediately due and payable by the Guarantor.


Section 6.  Subrogation; Subordination.

Section 6.1.  Waiver of Rights Against Company.

Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise and hereby waives any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any

Bank.

Section 6.2.  Subordination.

The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations.
The Guarantor agrees that, after the occurrence and during the continuance of any Event of Default, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Section 6.3.  Provisions Supplemental.

The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with the Guarantor for the benefit of the Banks and the Agent.

Section 7.  Security; Setoff.

The Guarantor grants to each of the Agent and the Banks, as security for the full and punctual payment and performance of all of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Banks is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Agent or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

Section 8.  Representations and Warranties; Covenants.

(a) The Guarantor hereby represents and warrants to the Banks and the Agent as to each of the matters set forth in Section 7 of the Credit Agreement as if such Section 7 was set forth herein in its entirety and the representations and warranties set forth in Section 7 of the Credit Agreement are hereby incorporated herein by reference.

(b) If the Guarantor makes an Investment or Investments in excess of $5,000,000 in the aggregate in any Subsidiary that is not a Subsidiary of the Guarantor on the date hereof, the Guarantor shall so notify the Agent within five (5) days of such Investment.

(c) The Guarantor hereby covenants and agrees that it will not (A) amend, supplement or otherwise modify the terms of any of the Senior Indenture, the Senior Notes, the Subordinated Indenture, the Subordinated Debentures or any document or instrument pertaining to the terms of any of the foregoing so as to

(i) shorten the maturity of the Senior Notes or the Subordinated Debentures,
(ii) increase the interest rate payable on the Senior Notes or the Subordinated

Debentures, (iii) change the subordination provisions contained in the Subordinated Indenture or the Subordinated Debentures, (iv) change the date or amount of any scheduled payment of principal of or interest on the Senior Notes or the Subordinated Debentures, or (v) make the covenants contained in the Senior Indenture, the Senior Notes, the Subordinated Indenture or the Subordinated Debentures more onerous to the Guarantor or any of its Subsidiaries or add any covenants thereto; or (B) give any notice of optional redemption or optional prepayment or offer to repurchase, or make, either directly or indirectly, any payment of principal of or interest on or in redemption, retirement or repurchase of any of the Senior Notes or the Subordinated Debentures, except for (i) the regularly scheduled payments or other mandatory payments of principal and interest required by the terms of such instruments, the Senior Indenture or the Subordinated Indenture, and (ii) the optional redemption or optional prepayment of principal of the Senior Notes or the Subordinated Debentures in an aggregate amount, when added to the principal amount of all other optional redemptions and optional prepayments made under this clause (B)(ii), not to exceed $50,000,000 provided, that no Default or Event of Default exists at the time of such redemption or prepayment and no Default or Event of Default will result therefrom and the Guarantor delivers to the Agent, on the date of such optional redemption or optional prepayment, a certificate evidencing compliance with the conditions set forth in this clause (B)(ii).

(d) The Guarantor shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to (a) visit and inspect any of the properties of the Guarantor or any of its Subsidiaries, (b) examine the books of account of the Guarantor and its Subsidiaries (and to make copies thereof and extracts therefrom), (c) discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with, and to be advised as to the same by, its and their officers, and (d) conduct commercial finance examinations and appraisals of assets, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. Each of the Banks agrees (by its acceptance of this Guaranty) that it will treat in confidence the information obtained during any inspection which is designated by the Guarantor as confidential and will not, without the consent of the Guarantor disclose such information to any third party and, if any representative or agent of any Bank or the Agent shall not be an employee of such Bank or the Agent, as the case may be, or any affiliate of such Bank or the Agent, as the case may be, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Guarantor, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Banks and the Agent may disclose nonpublic information obtained pursuant to this Guaranty to other banks or financial institutions who are potential participants or potential assignees or participants in the Revolving Credit Loans made or to be made under the Credit Agreement with the Guarantor's consent not to be unreasonably withheld, and where required or requested by governmental or regulatory authorities.

(e) The Guarantor hereby authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Guarantor's independent certified public accountants and authorizes such accountants to disclose to the

Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letters with respect to the business, financial condition and other affairs of the Guarantor or any of its Subsidiaries. At the request of the Agent, the Guarantor shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this clause (e).

Section 9.  Further Assurances.

The Guarantor agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by the Guarantor concerning the financial condition of the Company and that the Guarantor will look to the Company and not to the Agent or any Bank in order for the Guarantor to keep adequately informed of changes in the Company's financial condition.

Section 10.  Termination; Reinstatement.

This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in Section 20 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Bank hereunder, including without limitation the rights set forth in Section Section 4 and 6 hereof, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any of the Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

Section 11.  Successors and Assigns.

This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, certain of the Banks may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with Section 19 of the Credit Agreement. The Guarantor may not assign any of its obligations hereunder.

Section 12.  Amendments and Waivers.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Majority Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 13.  Notices.

All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Agent, at the address for notices to the Agent set forth in Section 20 of the Credit Agreement, or at such address as either party may designate in writing to the other.

Section 14.  Governing Law; Consent to Jurisdiction.

THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in Section 13 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

Section 14.  Waiver of Jury Trial.

THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR

OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (a) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 15.

Section 15.  Miscellaneous.

This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

JORDAN INDUSTRIES, INC.



By:
                                         Title:

                                               Address:     ArborLake Centre,
                                               Suite 550
                                                1751 Lake Cook Road
                                                Deerfield, Illinois 60015

                                                                     EXHIBIT D
                                                                     ---------



                         SECURITY AND PLEDGE AGREEMENT
                         -----------------------------


      This SECURITY AND PLEDGE AGREEMENT, dated as of June 29, 1994, is among JII, Inc., a Delaware corporation (the "Borrower"), certain subsidiaries of the

Borrower listed on Schedule 1 attached hereto (the "Wholly-Owned Guarantors"), certain subsidiaries of the Borrower listed on Schedule 2 attached hereto (the "Non-Wholly-Owned Guarantors") and The First National Bank of Boston, a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts, as agent (the "Agent") for itself and other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to that certain Revolving Credit Agreement, dated as of the date hereof, among the Borrower, the Banks and the Agent as the same may be amended, modified or supplemented from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement"). The Wholly-Owned Guarantors and the Non-Wholly-Owned Guarantors shall be referred to herein, collectively, as the "Guarantors".

      WHEREAS, each of the Guarantors expects to receive substantial direct and indirect benefits from the extension of credit to the Borrower by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged), including, without limitation, loans from the Borrower; and

      WHEREAS, pursuant to that certain Subsidiary Guaranty of even date herewith (as the same may be amended and in effect from time to time, the "Subsidiary Guaranty") in favor of each of the Banks and the Agent, each of the

Wholly-Owned Guarantors has guaranteed the payment and performance of the Obligations (as defined in the Credit Agreement); and

      WHEREAS, pursuant to that certain Non-Wholly-Owned Subsidiary Guaranty of even date herewith (as the same may be amended and in effect from time to time,

the "Non-Wholly-Owned Subsidiary Guaranty") in favor of each of the Banks and the Agent, each of the Non-Wholly-Owned Guarantors has guaranteed the payment and performance of the Obligations (as defined in the Credit Agreement); and

      WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending any credit to the Borrower that the Borrower and each of the Guarantors execute and deliver to the Agent, for the benefit of itself and the Banks, a security agreement in substantially the form hereof; and

      WHEREAS, the Borrower and each of the Guarantors wishes to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

      NOW THEREFORE, the Borrower and each of the Guarantors agrees with the Agent as follows:

      Section 1. Defined Terms. All capitalized terms which are used herein without definition which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts shall have the same definitions herein as specified therein.

      Section 2. Grant of Security Interest. The Borrower and each of the Guarantors hereby jointly and severally grants to the Agent, for the benefit of the Banks, to secure the payment and performance in full of all of the Obligations (as hereinafter defined), a continuing security interest in and lien on all of the Borrower's and, subject to the provisions relating to Non-Wholly-Owned Guarantors, all of each Guarantor's properties, assets and rights of every kind and nature, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto (all of the same being hereinafter called the "Collateral"), including, without limiting the generality of the foregoing, the following properties, assets and rights of the Borrower and each of the Guarantors, whether now owned or hereafter acquired:

      (a)   all goods, accounts, accounts receivable, and contract rights;

      (b) all rights to the payment of money, including tax and insurance refund claims, insurance proceeds and tort claims, and all rights to proceeds of any termination, including any partial termination, of employee benefit plans, and all deposit accounts;

      (c) all chattel paper, documents, instruments (including certificated securities) and uncertificated securities, including without limitation, the shares of capital stock owned by the Borrower or any of the Guarantors described on Schedule A attached hereto and any additional shares of the capital stock of any class of any corporation or any securities exchangeable for or convertible into shares of such capital stock of any class acquired by such Person, by purchase, stock dividend, distribution of capital or otherwise (the "Stock"), together with all income therefrom, increases therein and proceeds thereof;

      (d) all general intangibles, license fees, patents, patent applications trademarks, trademark applications, service marks and trade names owned by the Borrower or any of the Guarantors, including, without limitation those set forth on Schedule B attached hereto (collectively the "Patents and Trademarks"), together with all right, title and interest of such Person in and to all of the same which such Person may hereinafter acquire, the right to file and prosecute applications for patents and trademarks and similar intellectual property anywhere in the world and the goodwill of the business connected with the use of and symbolized by the same, the right to sue for infringement for any of the same, together with all assets which uniquely reflect the good will of the business of the Borrower or any of the Guarantors, including but not limited to, such Person's trade names, franchises, customer lists, trade secrets, corporate and other business records, license rights, advertising materials, methods, processes, know-how, sales literature, drawings, specifications, descriptions, inventions, name plates, catalogues, copyrights and copyright applications, including, without limitation, those set forth on Schedule B attached hereto (the "Copyrights"), computer programs, computer software, engineering drawings, dealer contracts, supplier contracts, distribution agreements, and proprietary information; and

      (e) all furniture, fixtures, equipment, inventory, raw materials, work in progress, books and records.

      As used herein, the term "Obligations" shall mean, collectively, all of the obligations of the Borrower and all obligations of each of the Guarantors to the Banks and the Agent, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, as direct obligor or guarantor, under or in relation to the Credit Agreement and the other Loan Documents, in each case as now in effect or as hereafter amended or supplemented, provided, however, that the amount of Obligations secured hereunder with respect to each Non-Wholly-Owned Guarantor shall be equal to such Non-Wholly-Owned Guarantor's Maximum Liability (as defined in the Credit Agreement).

      Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by the Borrower or any Guarantor as licensee, lessee or otherwise, to the extent that (a) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral"

shall include, (i) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (ii) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

      With respect to JI Aviation, Inc., such grant of security interest shall not extend to, and the term "Collateral" shall not include, the following:

     (a) a 50% undivided interest in a BAe model 125-1000A jet aircraft and all agreements and documents executed by, or for the benefit of, JI Aviation, Inc. in connection with the Lease and Security Agreement to be executed after the date hereof by Sumitomo Bank Leasing and Finance, Inc. and JI Aviation, Inc; and

     (b) JI Aviation, Inc.'s interest in the Gulfstream II aircraft, serial number 213, and all agreements and documents executed by, or for the benefit of, JI Aviation, Inc. in connection with the lease agreement referenced in item

15(b) of Schedule 9.1 attached to the Credit Agreement.

 Section 3. Delivery of Instruments, Etc. Pursuant to the terms hereof, the Borrower and each of the Guarantors has endorsed, assigned and delivered to the

Agent all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that the Borrower or any of the Guarantors shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, such Person shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Borrower or any of the Guarantors, will at the time of such acquisition be, duly made for the account of the Agent or one or more nominees of the Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more nominees of the Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Borrower and each of the Guarantors hereby acknowledges that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent's agent in holding in custodial account instruments or other financial assets in which the Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

 Section 4. Title to Collateral; No Liens. The Borrower and each of the Guarantors are the owners of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement. The Borrower and each of the Guarantors covenants that it shall defend the rights and security interests of the Agent against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Agent. None of the Borrower or any of the Guarantors shall pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any Person other than the Agent. None of the Collateral constitutes, or is the proceeds of "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

 Section 5. Continuous Perfection. The Borrower's and each of the Guarantor's chief executive office and principal place of business is listed on Schedule C attached hereto, at which location its books and records are kept. The Borrower and each of the Guarantors agrees that it will not change the location of its chief executive office or the location where its books and records are kept without 30 days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to Section 3 hereof, shall be kept at those locations listed on Schedule C attached hereto, and the Borrower and each of the Guarantors covenants and agrees that it will not remove the Collateral from such locations without providing at least thirty (30) days prior written notice thereof to the Agent.

 Section 6. Intellectual Property. The Borrower and each of the Guarantors hereby represents and warrants to the Agent that, as of the date hereof, it has no right, title or interest in any patent, copyright, trademark or service mark registrations, or in any pending applications for same, except those listed on Schedule B attached hereto. The Borrower and each of the Guarantors agrees promptly to furnish to the Agent written notice of each patent, copyright, trademark or service mark, or any applications for same, in which it may acquire any right, title or interest. The Borrower and each of the Guarantors shall, on request by the Agent, execute, acknowledge and deliver all such documents and instruments as the Agent may reasonably require to confirm the Agent's security interest in and to any patent, copyright, trademark or service mark, or application for same, as part of the Collateral hereunder, and hereby appoints the Agent as such Person's attorney-in-fact to execute and file the same; the Agent shall not exercise such right under this Agreement unless such Person fails to do so.

 Section 7. No Transfers. None of the Borrower or any of the Guarantors will sell or offer to sell or otherwise transfer the Collateral or any interest therein, except as permitted by Section 9.5.2 of the Credit Agreement.

 Section 8. Collateral Protection Expenses; Preservation of Collateral.  (a) In

its discretion, if the Borrower or any of the Guarantors shall fail to comply with its obligations herein to maintain and protect the Collateral, the Agent may discharge taxes and other encumbrances at any time levied or placed on the Collateral, make repairs thereof and pay any necessary filing fees. The Borrower and each of the Guarantors hereby jointly and severally agrees to reimburse the Agent on demand for any and all expenditures so made, and until paid the amount thereof shall be a debt secured by the Collateral. The Agent shall have no obligation to the Borrower or any of the Guarantors to make any such expenditures, nor shall the making thereof relieve the Borrower or any such Guarantor of any Default or Event of Default.

     (b) Anything herein to the contrary notwithstanding, the Borrower and each of the Guarantors shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Person thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Borrower or any of the Guarantors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own  account.

 Section 9. Concerning the Stock. (a) Other than in connection with a sale permitted under the terms of the Credit Agreement, any sums paid upon or with respect of any of the Stock upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as security for the Obligations; and, in case any distribution of capital shall be made on or in respect of any of the Stock, or any property shall be distributed upon or with respect to any of the Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it as security for the Obligations. All sums of money and property paid or distributed in respect of the Stock upon such a liquidation, dissolution, recapitalization or reclassification which are received by the Borrower or any of the Guarantors shall, until paid or delivered to the Agent, be held in trust for the Agent as security for the Obligations.

     (b) The Agent may, at any time after the occurrence and during the continuance of an Event of Default, at its option, transfer to itself or any nominee for security purposes the Stock or any other security constituting Collateral, and, any time after the occurrence and during the continuance of an

Event of Default, receive any income thereon and apply it to the Obligations. In addition and whether or not Obligations are due, upon the occurrence and during the continuance of an Event of Default, the Agent may demand, sue for, collect, or make any settlement or compromise it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent to the Borrower or to any of the Guarantors may, upon the occurrence and during the continuance of an Event of Default, at any time be applied to or set off against any of the Obligations to the extent permitted by applicable law.

     (c)    So long as no Event of Default is continuing, the Borrower and each of the Guarantors shall be entitled to receive all cash dividends paid in respect of the Stock owned by it, to vote such Stock, and to give consents, waivers, and ratifications in respect of such Stock, provided that no vote shall be cast, and no consent, waiver, or ratification given or action taken which would be inconsistent with or violate any provisions of this Agreement, the Credit Agreement, or the other Loan Documents.

 Section 10.Notification to Account Debtors and Other Obligors.  If an Event of

Default shall have occurred and be continuing, the Borrower and each of the Guarantors shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of such Person and obligors on instruments for which such Person is an obligee of the security interest of the

Agent in any account, chattel paper, general intangible or  instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Borrower or any of the Guarantors, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Borrower and each of the Guarantors shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by such Person as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of such Person and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

Section 11. Further Assurances. The Borrower and each of the Guarantors, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may require more completely to vest in and assure to the Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

Section 12. Power of Attorney. (a) The Borrower and each of the Guarantors hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Person or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Person, without notice to or assent by such Subsidiary, to do the following:

            (i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at such Person's expense, at any time, or from time to time, all acts and things which the

      Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Person might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to such Person, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

            (ii) to file such financing statements with respect hereto, with or without such Person's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Person's name such financing statements and amendments thereto and continuation statements which may require such Person's signature.

     (b) To the extent permitted by law, the Borrower and each of the Guarantors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (c) The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower or any of the Guarantors for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

 Section 13.Remedies.  (a) Upon the occurrence and during the continuance of an

Event of Default, the Agent may, without notice or demand, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including without limitation the right to take possession of the Collateral, and for that purpose the Agent may, so far as the

Borrower and each of the Guarantors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom to the extent permitted by applicable law, and, in addition, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in any jurisdiction in which enforcement as sought:

            (i) if the Agent so elects and gives notice of such election to the Borrower or the applicable Guarantor, the Agent may vote any or all of the Stock possessing voting rights (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Borrower and each of the Guarantors hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of such Person, with full power of substitution, to do so);

            (ii)  the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Collateral held by it hereunder;

            (iii) the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit and upon such terms, at such place or places and at such time or times and to such persons, firms, companies or corporations as the Agent thinks expedient, all without further demand for performance by the Borrower or any of the Guarantors or any further notice or advertisement whatsoever except such as may be required by law; and

            (iv) the Agent may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees, if it has not already done so.

     (b) The Borrower and each of the Guarantors recognizes that the Agent may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Borrower and each of the Guarantors recognizes that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

     (c)    The Agent may in its discretion require the Borrower or any  of the

Guarantors to assemble all or part of the Collateral at such location or locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give the Borrower and the Guarantors at least fifteen (15) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrower and each of the Guarantors hereby acknowledges that fifteen (15) days prior written notice of such sale or sales shall be reasonable notice. The Agent or any of the Banks may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed price quotations, the

Agent or any of the Banks may buy at private sale to the extent permitted by applicable law and may make payments of the purchase price therefor by any means.

     (d) All of the Agent's rights and remedies hereunder are cumulative, not exclusive, and enforceable successively, alternatively or concurrently, at such time or times as the Agent deems expedient. To the extent permitted by law, the Borrower and each of the Guarantors hereby waives any and all rights that it may have to judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including without limitation, the right following an Event of Default to take immediate possession of the Collateral and exercise rights with respect thereto.

 Section 14.No Waiver; Marshalling. (a) Except as otherwise specifically provided herein, and to the extent permitted by law, the Borrower and each of the Guarantors waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrower and each of the Guarantors assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. Except as otherwise provided by applicable law, the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8 hereof. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Banks. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent on the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently at such time or at such times as the Agent deems expedient.

     (b) Except as otherwise provided by applicable law, the Agent may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Except as otherwise provided by applicable law, neither the Agent nor any Bank shall be required to marshall any present or future collateral security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or assurances of payment in any particular order; and all of the rights of the Agent hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Borrower and each of the Guarantors hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may, the Borrower and each of the Guarantors hereby irrevocably waives the benefits of all such laws.

 Section 15.No Impairment. To the extent permitted by law, the obligations of the Borrower and each of the Guarantors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Person, to the extent permitted by law; (b) except to the extent expressly waived, any exercise or nonexercise, or any waiver, by the Agent of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) except to the extent so amended or modified, any amendment to or modification of this Agreement or any instrument evidencing any of the Obligations or pursuant to which any of them were issued; (d) except to the extent so amended or modified, any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not the Borrower or any of the Guarantors shall have notice or knowledge of any of the foregoing.

 Section 16.Proceeds of Dispositions; Expenses. The Borrower and each of the Guarantors jointly and severally agrees to pay to the Agent on demand any and all reasonable expenses, including reasonable counsel fees and disbursements, incurred or paid by the Agent in protecting or enforcing its rights upon or under the Obligations or the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall be applied to the payment of principal or interest on the Obligations in such order or preference as provided in the Credit Agreement, with proper allowance being made for Obligations not then due being made, and any excess shall be returned to the Borrower or the applicable Guarantor, and the Borrower and each of the Guarantors shall remain jointly and severally liable for any deficiency.

 Section 17.Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof.  The parties hereto agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

 Section 18.Notices.  All notices hereunder shall be given in the manner and at the addresses provided for in the Credit Agreement, the Subsidiary Guaranty and

the Non-Wholly-Owned Subsidiary Guaranty.

 Section 19. Governing Law; Consent to Jurisdiction. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Borrower and each of the Guarantors agrees that any suit for the enforcement of this Agreement maybe brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Person by mail at the address specified in Section 18 hereof. The Borrower and each of the Guarantors hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such consent or that such suit is brought in an inconvenient court.

      Section 20. Waiver of Jury Trial. THE BORROWER AND EACH OF THE GUARANTORS WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM

ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Borrower and each of the Guarantors waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower and each of the Guarantors (a) certifies that neither the Agent or any

Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent nor any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 20.

 Section 21.Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. This Agreement and all obligations of the Borrower and each of the Guarantors shall be binding upon the successors and assigns of each of such Persons, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, its successors and assigns. The Borrower and each of the Guarantors hereby acknowledges receipt of copies of this Agreement. The headings of each section of this Agreement are for convenience of reference only and shall not define or limit the provisions thereof. This Agreement is intended to take effect as a sealed instrument.

      IN WITNESS WHEREOF, the Borrower and each of the Guarantors has caused this agreement to be executed by its duly authorized officer as of the date first written above.

                  JII, INC.


                  By:______________________________________
                  Title:  Vice President


                  THE IMPERIAL ELECTRIC COMPANY


                  By:______________________________________
                  Title:  Vice President

                  THE SCOTT MOTORS COMPANY


                  By:______________________________________
                  Title:  Vice President

                  GEAR RESEARCH, INC.

                  By:_______________________________________
                  Title:  Vice President

                  DACCO, INCORPORATED


                  By:________________________________________
                  Title:  Vice President

                  DETROIT TRANSMISSION PRODUCTS CO.


                   By:_________________________________________
                     Title:  Vice President


                  BORG MANUFACTURING


                   By:_________________________________________
                     Title:  Vice President

                  TRANSMISSION PARTS WAREHOUSE, INC.


                   By:_________________________________________
                     Title:  Vice President

                  ABC TRANSMISSION PARTS WAREHOUSE,
                    INC.


                   By:_________________________________________
                     Title:  Vice President

                  NASHVILLE TRANSMISSION PARTS,
                     INC.


                   By:_________________________________________
                     Title:  Vice President

                  DACCO/DETROIT OF FLORIDA, INC.


                   By:_________________________________________
                     Title:  Vice President

                  DACCO/DETROIT OF MINNESOTA, INC.


                   By:_________________________________________
                     Title:  Vice President

                  DACCO/DETROIT OF COLORADO, INC.


                   By:_________________________________________
                     Title:  Vice President

DACCO/DETROIT OF INDIANA, INC.



By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF MISSOURI, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF ARIZONA, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF MEMPHIS, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF NEBRASKA, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF ALABAMA, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF NEW JERSEY, INC.


             By:________________________________________
   Title:  Vice President


DACCO/DETROIT OF MICHIGAN, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF NORTH CAROLINA,
           INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF OKLAHOMA, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF TEXAS, INC.


             By:________________________________________
   Title:  Vice President

DACCO/DETROIT OF SOUTH CAROLINA,
           INC.


             By:________________________________________
   Title:  Vice President

RIVERSIDE BOOK AND BIBLE
    HOUSE, INCORPORATED


             By:________________________________________
   Title:  Vice President

WORLD BIBLE PUBLISHERS, INC.


             By:________________________________________
   Title:  Vice President

AIM ELECTRONICS CORPORATION


             By:_________________________________________
   Title:  Vice President

  BEEMAK PLASTICS, INC.


             By:_________________________________________
   Title:  Vice President

CAMBRIDGE PRODUCTS CORPORATION


             By:________________________________________
   Title:  Vice President

    HUDSON LOCK, INC.


             By:________________________________________
   Title:  Vice President

    JI AVIATION, INC.


             By:________________________________________
   Title:  Vice President

       JHRC, INC.


             By:_______________________________________ _
   Title:  Vice President

  DURA-LINE CORPORATION


             By:________________________________________
   Title:  Vice President


SATE-LITE MANUFACTURING COMPANY


             By:________________________________________
   Title:  Vice President

PARSONS PRECISION PRODUCTS, INC.


             By:________________________________________
   Title:  Vice President

JII/SALES PROMOTION ASSOCIATES,
           INC.


             By:________________________________________
   Title:  Vice President

Accepted:

THE FIRST NATIONAL BANK
  OF BOSTON, as Agent


By:______________________________
    Title:  Vice President

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of JII, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors,

and said _____________________ acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ________ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of The Imperial Electric Company and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                              ________________________________________
                              Notary Public
                              My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of The Scott Motors Company and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Gear Research, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of

Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO, Incorporated and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of

Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Detroit Transmissions Products Co. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Borg Manufacturing and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of

Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Transmission Parts Warehouse, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of ABC Transmission Parts Warehouse, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Nashville Transmission Parts, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Florida, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Minnesota, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Colorado, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Indiana, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                              ________________________________________
                              Notary Public
                              My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Missouri, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Arizona, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Memphis, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Nebraska, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Alabama, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of New Jersey, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Michigan, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of North Carolina, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Oklahoma, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Speilberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of Texas, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of DACCO/Detroit of South Carolina, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Riverside Book and Bible House, Incorporated and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of World Bible Publishers, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of AIM Electronics Corporation and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Beemak Plastics, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Cambridge Products Corporation and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Hudson Lock, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of

Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of JI Aviation, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of

Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of JHRC, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Dura-Line Corporation and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Sate-Lite Manufacturing Company and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of Parsons Precision Products, Inc. and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Thomas Spielberger to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of JII/Sales Promotion Associates, Inc., and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Thomas Spielberger acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:



CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                   )
                                                )  ss
COUNTY OF SUFFOLK                               )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _____ day of June, 1994, personally appeared Gordon L. Nelson, Jr. to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of The First National Bank of Boston and that said instrument was signed, sealed and delivered on behalf of said corporation by authority of its Board of Directors, and said Gordon L. Nelson, Jr. acknowledged said instrument to be the free act and deed of said corporation.


                                    ________________________________________
                                    Notary Public
                                    My commission expires:

                                                                    EXHIBIT E
                                                                     ---------

                          FORM OF SUBSIDIARY GUARANTY
                          ---------------------------


GUARANTY, dated as of ___________, 1994, by each of the entities listed on the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors") in favor of (a) The First National Bank of Boston, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to that certain Revolving Credit Agreement, dated as of ___________, 1994, as the same may be amended and in effect from time to time (such agreement, as amended and in effect as amended and in effect from time to time, the "Credit Agreement"), among JII, Inc., a Delaware corporation (the "Company"), the Banks and the Agent and (b) each of the Banks.

WHEREAS, the Company and each of the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group; and

WHEREAS, each of the Guarantors expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that each of the Guarantors execute and deliver to the Agent, for the benefit of the Banks and the Agent, a guaranty substantially in the form hereof; and

WHEREAS, each of the Guarantors wishes to guaranty the Company's obligations to the Banks and the Agent under or in respect of the Credit Agreement as provided herein;

NOW, THEREFORE, each of the Guarantors hereby agrees with the Banks and the Agent as follows:

Section I.  Definitions.

The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

Section 2.  Guaranty of Payment and Performance.  (a)

Each of the Guarantors hereby jointly and severally guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Section Section 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of each of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by each of the Guarantors hereunder may be required by the Agent on any number of occasions. All payments by the Guarantors hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Banks and the Agent.


(b) Subject to the prior payment in full of all of the Obligations, each of the Guarantors shall have mutual rights of contribution with respect to the other Guarantors in respect of amounts paid in respect of the Obligations by such Guarantor in excess of its pro rata share of the Obligations determined in accordance with the respective net worths of the Guarantors at and as of December 31, 1993, provided that no material change in the respective net worths of the Guarantors has occurred between December 31, 1993 and the date hereof.

Section 3.  Guarantors' Agreement to Pay Enforcement Costs, Etc.

Each of the Guarantors further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this
Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 4.  Waivers by Guarantors; Banks' Freedom to Act.

Each of the Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto.

Each of the Guarantors waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Obligations and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any of the Obligations; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any of the Obligations; (e) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to any of the Guarantors.
To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action"

or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

Section V.  Unenforceability of Obligations Against Company.

If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors to the same extent as if each of the Guarantors at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

Section 6.  Subrogation; Subordination.

Section 6.1.  Waiver of Rights Against Company.

Until the final payment and performance in full of all of the Obligations, none of the Guarantors shall exercise and each of the Guarantors hereby waives any rights against the Company arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against the Company in respect of any liability of such Guarantor to the Company; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank.

Section 6.2.  Subordination.

The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each of the Guarantors agrees that, after the occurrence and during the continuance of any Event of Default, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any of the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any of the

Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of any of the Guarantors under the other provisions of this Guaranty.

Section 6.3.  Provisions Supplemental.

The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with any of the Guarantors for the benefit of the Banks and the Agent.

Section 7.  Security; Setoff.

Each of the Guarantors grants to each of the Agent and the Banks, as security for the full and punctual payment and performance of all of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Banks is hereby authorized at any time and from time to time, without notice to any of the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not the Agent or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

Section 8.  Further Assurances.

Each of the Guarantors agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Agent or any Bank in order for such Guarantor to keep adequately informed of changes in the Company's financial condition.

Section 9.  Termination; Reinstatement.

This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantors' intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in Section 20 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Bank hereunder, including without limitation the rights set forth in Section Section 4 and 6 hereof, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

Section 10.  Successors and Assigns.

This Guaranty shall be binding upon each of the Guarantors, its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, certain of the Banks may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with
Section 19 of the Credit Agreement. None of the Guarantors may assign any of its obligations hereunder.

Section 11.  Amendments and Waivers.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by any of the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Majority Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 12.  Notices.

All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to any of the Guarantors, at the address set forth beneath such Guarantor's signature hereto, and if to the Agent, at the address for notices to the Agent set forth in
Section 20 of the Credit Agreement, or at such address as either party may designate in writing to the other.

Section 13.  Governing Law; Consent to Jurisdiction.

THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each of the Guarantors agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in Section 12 hereof. Each of the Guarantors hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

Section 14.  Waiver of Jury Trial.  EACH OF

THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR

OBLIGATIONS.  Except as prohibited by law, each of the Guarantors hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Guarantors (a) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 14.

Section 15.  Miscellaneous.

This Guaranty constitutes the entire agreement of each of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.


IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be executed and delivered as of the date first above written.


                                    DACCO, INCORPORATED
                                    By:_________________________________
                                      Title:

                                    Address:    5 Dacco Drive
                                          P.O. Box 2789
                                          Cookeville, Tennessee 38502

                                    DETROIT TRANSMISSION PRODUCTS CO.


                                    By:_________________________________
                                       Title:

                                    Address:    1500 South Avalon Boulevard
                                          Unit E
                                          Gardena, California 90248

                                    BORG MANUFACTURING


                                    By:________________________________
                                       Title:

                                    Address:    12150 Sixth Street at Hyssop
                                    Rancho Cucamonga, California 91730

                                    TRANSMISSION PARTS WAREHOUSE, INC.


                                    By:________________________________
                                       Title:

                                    Address:    3316 Refugee Road
                                          Columbus, Ohio 43232

                                    ABC TRANSMISSION PARTS WAREHOUSE,
                                      INC.


                                    By:________________________________
                                       Title:

                                    Address:    115 W. Anderson Avenue
                                          Knoxville, Tennessee 37917

                                    NASHVILLE TRANSMISSION PARTS, INC.


                                    By:________________________________
                                       Title:

                                    Address:    210 North First Street
                                          Nashville, Tennessee 37213

                                    DACCO/DETROIT OF FLORIDA, INC.


                                    By:_________________________________
                                       Title:

                                    Address:    4901 "D" Rio Vista
                                          Tampa, Florida 33634

                                    DACCO/DETROIT OF MINNESOTA, INC.


                                    By:_________________________________
                                      Title:

                                    Address:    817 Vandalia Street, Unit 2A
                                          St. Paul, Minnesota 55114


                                    DACCO/DETROIT OF COLORADO, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    1329 West Byers, Unit A
                                    Denver, Colorado 80223

                                    DACCO/DETROIT OF INDIANA, INC.


                                    By:__________________________________
                                       Title

                                    Address:    4839 East 23rd Street
                                    Indianapolis, Indiana 46218

                                    DACCO/DETROIT OF MISSOURI, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    3115 Locust Street
                                          St. Louis, Missouri 63103

                                    DACCO/DETROIT OF ARIZONA, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    2301 N. 35th Avenue
                                          Phoenix, Arizona 85009

                                    DACCO/DETROIT OF MEMPHIS, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    2803 Longate Drive
                                          Memphis, Tennessee 38132
                                    DACCO/DETROIT OF NEBRASKA, INC.


                                    By:_________________________________
                                       Title:

                                    Address:    3314 North 88th Plaza
                                          Omaha, Nebraska 68134

                                    DACCO/DETROIT OF ALABAMA, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    2650 Government Boulevard
                                          Mobile, Alabama 36606

                                    DACCO/DETROIT OF NEW JERSEY, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    2309 Haddonfield Road
                                          Pennsauken, New Jersey 08110

                                    DACCO/DETROIT OF MICHIGAN, INC.


                                    By:_________________________________
                                       Title:

                                    Address:    5 Dacco Drive
                                          P.O. Box 2789
                                          Cookeville, Tennessee 38502


                                    DACCO/DETROIT OF NORTH CAROLINA INC.


                                    By:__________________________________
                                       Title:
                                    Address:    5 Dacco Drive
                                          P.O. Box 2789
                                          Cookeville, Tennessee 38502

                                    DACCO/DETROIT OF OKLAHOMA, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    2500 West Lindley
                                          Oklahoma City, Oklahoma 73107

                                    DACCO/DETROIT OF TEXAS, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    2504 Weaver Street
                                          Haltom City, Texas 76117

                                    DACCO/DETROIT OF SOUTH CAROLINA, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    3517 White Horse Road
                                          Greenville, South Carolina 29611


                                    RIVERSIDE BOOK AND BIBLE HOUSE,
                                    INCORPORATED


                                    By:__________________________________
                                       Title:

                                    Address:    1500 Riverside Drive
                                          P.O. Box 370
                                          Iowa Falls, Iowa 50126

                                    WORLD BIBLE PUBLISHERS, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    1500 Riverside Drive
                                          P.O. Box 370
                                          Iowa Falls, Iowa 50126

                                    AIM ELECTRONICS CORPORATION


                                    By:__________________________________
                                       Title:

                                    Address:    4800 N. Hiatus Road
                                          Sunrise, Florida 33351

                                    CAMBRIDGE PRODUCTS CORPORATION


                                    By:__________________________________
                                       Title:

                                    Address:    244 Woodland Avenue
                                          Bloomfield, Connecticut 06002


                                    THE IMPERIAL ELECTRIC COMPANY


                                    By:__________________________________
                                       Title:

                                    Address:    84 Ira Avenue
                                          P.O. Box 309
                                          Akron, Ohio 44309

                                    THE SCOTT MOTORS COMPANY


                                    By:_________________________________
                                       Title:
                                    Address:    1117 Lavelle Road
                                          Alamogorda, New Mexico

                                    GEAR RESEARCH, INC.


                                    By:_________________________________
                                       Title:

                                    Address:    4329 Eastern Avenue, S.E.
                                          P.O. Box 8837
                                          Grand Rapids, Michigan 49509

                                    BEEMAK PLASTICS, INC.


                                    By:_________________________________
                                       Title:

                                    Address:    16639 S. Gramercy Place
                                          Gardena, California 90247


                                    HUDSON LOCK, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    81 Apsley Street
                                          Hudson, Massachusetts

                                    JI AVIATION, INC.


                                    By:_________________________________
                                       Title:

                                    Address:    315 Park Avenue South
                                          New York, New York 10010

                                    JII/SALES PROMOTION ASSOCIATES, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    545 Walnut Street
                                          Coshocton, Ohio 43812

                                    JHRC, INC.


                                    By:__________________________________
                                       Title:

                                    Address:    c/o The Jordan Company
                                          9 West 57th Street, 40th Floor
                                          New York, New York 10019

                                                                     EXHIBIT F
                                                                     ---------
                              FORM OF LOAN REQUEST
                              --------------------

                                    JII, INC.
                           ArborLake Centre, Suite 550
                               1751 Lake Cook Road
                            Deerfield, Illinois 60015


                          ----------------------, l9 --



The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts 02110
Attention:

Ladies and Gentlemen:

      Reference is hereby made to that certain Revolving Credit Agreement, dated as of ________________, 1994 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among JII, Inc. (the "Borrower"), The First National Bank of Boston, certain other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and The First National Bank of Boston, as agent (the "Agent") for the Banks. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      Pursuant to Section 2.6 of the Credit Agreement, we hereby request that a

Revolving Credit Loan consisting of [a Base Rate Loan in the principal amount of $__________, or a Eurodollar Rate Loan in the principal amount of $__________ with an Interest Period of _________] be made on __________ __,
199__. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

      We hereby certify (a) that the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $_________, (b) that we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                                    Very truly yours,

                                    JII, INC.



                                    By:________________________________
                                      Name:
                                      Title:

                                                                     EXHIBIT G
                                                                     ---------

                                     FORM OF
                             COMPLIANCE CERTIFICATE


                                  _______, 199_

To the Banks Party to the
  Credit Agreement Referred to Below
c/o The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts 02110


Ladies and Gentlemen:

      Reference is made to the Revolving Credit Agreement, dated as of ______________, 1994 (as amended and in effect from time to time, the "Credit Agreement"), by and among JII, Inc. (the "Borrower"), The First National Bank of Boston, the other lenders that may become parties thereto from time to time (collectively, the "Banks") and The First National Bank of Boston as agent for the Banks (the "Agent"). Capitalized terms which were used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

      Pursuant to Section 8 of the Credit Agreement, the principal financial or accounting officer of the Borrower hereby certifies to each of you as follows:

(a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [year] [quarter] next preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein).

      IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.


                                          JII, INC.


                                          By:_____________________________
                                              Title:




                       Compliance Certificate Worksheet
                       --------------------------------

                                   JII, Inc.

                              As of ______________

Section                 Calculation
- - -------                 -----------

10.1              Cash Flow Coverage Ratio
                  ------------------------

            Consolidated Cash Flow:





(a)  Consolidated Net Income                                 $

(b)  minority interests                                      $

(c)  tax provisions                                          $

(d)  Consolidated Interest Expense                           $

(e)  amortization of intangibles                             $

(f)  non-capitalized transaction costs                       $

(g)  depreciation and other non-cash charges                 $

(h)  interest income
     (to the extent not included in Consolidated Net Income) $

(i)  dividend payments on Preferred Stock                    $

(j)  non-recurring charges associated with SFAS 106 or 109   $

     Total Numerator                                         $



(a)  Consolidated Interest Expense                            $

(b)  cash dividend payments on Preferred Stock                $

     Total Denominator                                        $

     Cash Flow Coverage Ratio                            _____:_____

     Minimum Cash Flow Coverage Ratio                    _____:_____

Section          Calculation
- - -------          -----------
10.2             Debt Service Coverage Ratio
                 ---------------------------

(a)  Consolidated Cash Flow
       (Numerator from Cash Flow Coverage Ratio)              $

(b)  Less:  Capital Expenditures                              $

     Total Numerator                                          $

     Total Debt Service:


(a)  Consolidated Financial Obligations                       $

(b)  Consolidated Interest Expense                            $

(c)  Cash Payments in respect of non-compete
       and preferred stock from Dura-Line                     $

     Total Denominator                                        $

     Debt Service Coverage Ratio                          ____:____

     Minimum Debt Service Coverage Ratio                  ____:____

10.3        Minimum Net Worth

            Consolidated Net Worth
            -----------------------

      consolidated book equity                                $

      cumulative translation adjustments                      $


Less:

(a)  amortization of inventory write-ups                      $

(b)  amortization of all intangible assets                    $

(c)  non-capitalized transaction costs                        $

(d)  increased amortization or depreciation from write
       up of assets pursuant to Accounting Principals
       Board Opinion Nos. 16 and 17                           $

(e)  extraordinary or nonrecurring charges or expenses
       relating to premium or penalty paid, write-off,
       or deferred financing costs or other financial
       recapitalization charges due to the redemption
       or retirement of any Indebtedness prior to its
       stated maturity                                        $

(f)  non-recurring cash charges arising out of the
       restructuring or consolidation of the
       operations of any business, incurred within
       18 months following the acquisition of
       such entity                                             $

(g)  non-recurring charges associated with SFAS 106 or 109     $

     Consolidated Net Worth                                    $

     Minimum Consolidated Net Worth                            $


     Subsidiaries acquired or formed by the Parent since the date of the last Compliance Certificate delivered to the Banks:

                                                                     EXHIBIT H
                                                                     ---------

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated as of _______, 199_

Reference is made to that certain Revolving Credit Agreement, dated as of ____________, 1994 (as from time to time amended and in effect, the "Credit Agreement"), by and among JII, Inc. (the "Borrower"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and The First National Bank of Boston, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms which are used herein and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

_________________ (the "Assignor") and ___________________ (the "Assignee")
hereby agree as follows:

Section 1.  Assignment.

Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$____________] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [____.00%] in respect of the Total

Commitment immediately prior to the Effective Date (as hereinafter defined).

Section 2.  Assignor's Representations.

The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$___________], its Commitment Percentage is [_____.00%], the aggregate outstanding principal balance of its Revolving Credit Loans equals [$____________], the aggregate amount of its Letter of Credit Participations equals [$____________] (in each case before giving effect to the assignment contemplated hereby or any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance,

(b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

      Notes Payable to
        the Order of:                           Amount of Note

      Assignor                                  $_____________
      Assignee                                  $_____________

Section 3.  Assignee's Representations.

The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section Section 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

Section 4.  Effective Date.

The effective date for this Assignment and Acceptance shall be [______________]

(the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

Section 5.  Rights Under Credit Agreement.

Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 17 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

Section 6.  Payments.

Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

Section 7.  Governing Law.

THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

Section 8.  Counterparts.

This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.


IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[INSERT NAME OF ASSIGNOR]



By:
                                    Title:

[INSERT NAME OF ASSIGNEE]



By:
                                    Title:





                                                                      SCHEDULE I

                                                                    Schedule 1



                                                              Domestic
                     Commitment           Commitment          European
      Bank              Amount            Percentage        Lending Office
      ----           ----------           ----------        --------------

The First          $ 50,000,000           100%            100 Federal Street
National Bank                                             Boston, MA 02110
of Boston

                                                             SCHEDULE 7.3








                                      None.

                                 Schedule 7.18

                                 Environmental

1. DACCO, Incorporated is a "potentially responsible party" with respect to the SAAD Site located at 3655 Trousdale Drive, Nashville, Tennessee.

2. Shaw-Barton, Inc., a corporation which has been merged with and into JII/Sales Promotion Associates, Inc. ("JII/SPAI"), is a "potentially responsible party" with respect to the Coshocton, Ohio landfill. JII/SPAI is indemnified by Heritage Communications Products Corp. ("Heritage") with respect to such potential obligations as set forth in the Share Purchase Agreement dated February 29, 1988 by and between JII/SPAI and Heritage.

3. On October 21, 1987, the United States Environmental Protection Agency ("EPA") sent a letter to The Thos. D. Murphy Co. ("Murphy"), the predecessor of JII/SPAI and other potentially responsible parties ("PRPs") informing the PRPs of their potential liability for response costs arising out of the PRPs' alleged disposal of hazardous materials in a landfill near Red Oak, Iowa.  JII/SPAI's manufacturing facility is near

      Red Oak. JII/SPAI and certain other PRPs responded to the EPA's information requests. Given the possibility of a future action by the other PRPs to seek contribution from JII/SPAI, the general liability carrier for JII/SPAI was again put on notice of a potential claim for coverage.

4.    Petroleum contamination above regulatory limits was discovered on DACCO's

      Cookeville, Tennessee property during an investigation of the soil and groundwater requested by the Division of Underground Tanks, Department of

      Environment and Conservation of the State of Tennessee. The investigation related to the prior removal of an underground storage tank used to store automatic transmission fluid. DACCO is preparing an environmental assessment report. DACCO has obtained limited coverage for the costs of the investigation under Tennessee's Leaking Underground Storage Tank Fund.

5.    A settlement was reached and documented with the Massachusetts Department of Environmental Protection ("MDEP") concerning an alleged water permit violation. The MDEP approved Hudson's proposed design of the Wastewater Pretreatment Facility (as prepared for Hudson by Whitman and Howard).

6. In connection with the prior removal of underground storage tanks, additional activities were requested as part of a waiver received by Hudson. Hudson was successful in having the floor drain requirement removed from the actions requested. Discussions necessary to obtain access to adjoining property to complete the waiver conditions have been slowed by unreasonable demands by the adjoining property owner. Unless a satisfactory resolution is reached in the near future, Hudson will request intervention by the MDEP.

7. Subsequent to the roof failure and certain contractor repairs, asbestos was discovered on the third floor of the Hudson plant. Emergency removal and remediation efforts were completed during the second week of April, 1994. A contractor has removed or encapsulated the asbestos present on the first floor. Hudson's insurance policies have been reviewed and a claim for coverage of asbestos related expenses connected to the roof failure and repair events has been filed.


                                 Schedule 7.19

             Subsidiaries of Jordan Industries, Inc. and JII, Inc. (asterisk indicates subsidiary of Jordan Industries;
                      otherwise, subsidiary of JII, Inc.)




Subsidiaries                                          Jurisdiction of
                                                       Incorporation


JII/Sales Promotion Associates, Inc.                        Delaware
545 Walnut Street
Coshocton, Ohio  43812

      Ohio - Secretary of State
      Coshocton County - Ohio
      Illinois - Secretary of State
      Iowa - Secretary of State

The Imperial Electric Company                               Ohio
84 Ira Avenue
P.O. Box 309
Akron, Ohio  44309

      Ohio - Secretary of State
      Summit County - Ohio
      Miegs County - Ohio
      Clark County - Ohio

  The Scott Motors Company (1)                              Delaware
      1117 Lavelle Road
      Alamogorda, New Mexico  88310

            New Mexico - Secretary of State

  Gear Research, Inc. (1)                                   Delaware
      4329 Eastern Avenue, S.E.
      P.O. Box 8837
      Grand Rapids, Michigan  49509

            Michigan - Secretary of State
            Kent County - Michigan

  I.E. Company, Inc. (1)                                    Barbados
      84 Ira Avenue
      P.O. Box 309
      Akron, Ohio  44309

Parsons Precision Products, Inc. (2)                        Kansas
3333 Main Street
P.O. Box 320
Parsons, Kansas  67357

      Kansas - Secretary of State

Sate-Lite Manufacturing Company (3)                         Delaware
6220-30 Gross Point Road
Niles, Illinois  60648

      Illinois - Secretary of State

Dura-Line Corporation (4)                                   Delaware
South 23rd St. P.O. Box 1445
Middlesboro, Kentucky  40965

  Dura-Line Limited (United Kingdom) (5)                    United Kingdom
      Kiln
      Stallingborough
      Grimsby South Humbersile
      ON37 7 DN
      United Kingdom

  Dura-Line CT s.r.o. (6)                                   Czech Republic
      U Pisaku  682
      763 62 T
      Tlumacov
      Zlin, Czech Republic

  Dura-Line Israel (7)                                      Israel
      Kibbutz Metzer M.P. Hefer 38820
      Sales-Silver Building - First Floor
      7-ABA Hillel Street Ramat Gan

DACCO, Incorporated                                         Ohio
5 Dacco Drive
P.O. Box 2789
Cookeville, Tennessee  38502

      Tennessee - Secretary of State
      Illinois - Secretary of State

  Detroit Transmission Products Co. (8)                     California
      15000 S. Avalon, Unit E
      Gardena, California  90248

  Detroit Transmission Products Co. (8)
      1709A Rogers Avenue
      San Jose, California  95112

  Borg Manufacturing (8)                                    California
      12150 Sixth Street at Hyssop
      Rancho Cucamonga, California  91730

  Transmission Parts Warehouse, Inc. (8)                    Ohio
      3316 Refugee Road
      Columbus, Ohio  43232

  ABC Transmission Parts Warehouse, Inc. (8)                Tennessee
      115 West Anderson Avenue
      Knoxville, Tennessee  37917

  Nashville Transmission Parts, Inc. (8)                    Tennessee
      210 North First Street
      Nashville, Tennessee  37213

  DACCO/Detroit of Florida, Inc. (8)                        Florida
      4901 "D" Rio Vista
      Tampa, Florida  33634

  DACCO/Detroit of Florida, Inc. (8)
      3699 N.W. 15th Street
      Lauderhill, Florida  33311

  DACCO/Detroit of Florida, Inc. (8)
      613 Triumph Court, Bay 6
      Orlando, Florida  32805

  DACCO/Detroit of Minnesota, Inc. (8)                      Minnesota
      817 Vandalia Street, Unit 2A
      St. Paul, Minnesota  55114

  DACCO/Detroit of Colorado, Inc. (8)                       Colorado
      1329 West Byers, Unit A
      Denver, Colorado  80223

  DACCO/Detroit of Indiana, Inc. (8)                        Indiana
      4839 East 23rd Street
      Indianapolis, Indiana  46218

  DACCO/Detroit of Missouri, Inc. (8)                       Missouri
      3115 Locust Street
      St. Louis, Missouri  63103

  DACCO/Detroit of North Carolina, Inc. (8)                 North Carolina
      5 Dacco Drive
      P.O. Box 2789
      Cookeville, Tennessee  38502

  DACCO/Detroit of Memphis, Inc. (8)                        Tennessee
      2803 Longate Drive
      Memphis, Tennessee  38132

  DACCO/Detroit of Nebraska, Inc. (8)                       Nebraska
      3314 North 88th Plaza
      Omaha, Nebraska  68134

  DACCO/Detroit of Alabama, Inc. (8)                        Alabama
      2650 Government Blvd.
      Mobile, Alabama  36606

  DACCO/Detroit of Alabama, Inc. (8)
      520 Fourth Avenue North
      Birmingham, Alabama  35204

  DACCO/Detroit of New Jersey, Inc. (8)                     New Jersey
      2309 Haddonfield Road
      Pennsauken, New Jersey  08110

  DACCO/Detroit of Michigan, Inc. (8)                       Michigan
      27513 Schoolcraft Road
      Livonia, Michigan  46150

  DACCO/Detroit of Michigan, Inc. (8)
      2629 Prairie Street SW
      Wyoming, Michigan  49509

  DACCO/Detroit of Arizona, Inc. (8)                        Arizona
      2301 North 35th Avenue
      Phoenix, Arizona  85009

  DACCO/Detroit of Arizona, Inc. (8)
      145 West Juanita, Suite 4
      Mesa, Arizona  85210

  DACCO/Detroit of Oklahoma, Inc. (8)                       Oklahoma
      2500 West Lindley
      Oklahoma City, Oklahoma  73107

  DACCO/Detroit of Texas, Inc. (8)                          Texas
      2504 Weaver Street
      Haltom City, Texas  76117

  DACCO/Detroit of South Carolina, Inc. (8)                 South Carolina
      3517 White Horse Road
      Greenville, South Carolina  29611

Riverside Book and Bible House, Incorporated                Delaware
1500 Riverside Drive
P.O. Box 370
Iowa Falls, Iowa  50126

            Iowa - Secretary of State

  World Bible Publishers, Inc. (9)                          Delaware
      1500 Riverside Drive
      P. O. Box 370
      Iowa Falls, Iowa  50126

            Ohio - Secretary of State
            Cuyahoga County - Ohio
            Michigan - Secretary of State
            Kent County - Michigan
            Iowa - Secretary of State
            Tennessee - Secretary of State

JI Aviation, Inc.                                           Delaware
9 W. 57th St. 40th Fl.
New York, New York  10019

AIM Electronics Corporation                                 Delaware
4880 N. Hiatus Road
Sunrise, Florida  33351

      Florida - Secretary of State
      Broward County - Florida

  AIM Electronic Components Limited (10)                    United Kingdom
    (United Kingdom)
      4880 N. Hiatus Road
      Sunrise, Florida  33351

Hudson Lock, Inc.                                           Delaware
81 Apsley Street
Hudson, Massachusetts  01749

      Massachusetts - Secretary of State
      Hudson Town Clerk - Massachusetts

  Hudson Lock de Puerto Rico Incorporated (11)              Delaware
      81 Apsley Street
      Hudson, Massachusetts  01749

Beemak Plastics, Inc.                                       Delaware
16639 S. Gramercy Place
Gardena, California  90247

      California - Secretary of State

Cambridge Products Corporation                              Delaware
244 Woodland Avenue
Bloomfield, Connecticut  06002

      Connecticut - Secretary of State
      Florida - Secretary of State
      Broward County - Florida

Welcome Home, Inc.* (12)                                    Delaware
309-D Raleigh Street
Wilmington, North Carolina  28412

  Home Again Stores, Inc./Les Magasins/                     Canada
    Home Again Inc. (Canada)* (13)
      309-D Raleigh Street
      Wilmington, North Carolina  28412

JHRC, Inc.                                                  Delaware
c/o The Jordan Company
9 West 57th Street
New York, New York  10019

J2, Inc.* (14)                                              Delaware
Arborlake Centre
Suite 550
1751 Lake Cook Road
Deerfield, Illinois  60015

Valmark Industries, Inc.* (15)                              Delaware
3393 West Warner Avenue
Tremont, California  94539

Pamco Printed Tape & Label Co., Inc.* (16)                  Delaware
2200 South Wolf Road
Des Plaines, Illinois  60018

JI Finance Company* (14)                                    Delaware
Arborlake Centre
Suite 550
1751 Lake Cook Road
Deerfield, Illinois  60015


                                   FOOTNOTES


_____________________

1.    Each wholly-owned subsidiaries of The Imperial Electric Company.

2.    Parson's common stock is 85% owned by Jordan Industries.

3.    Sate-Lite's common stock is 94.6% owned by Jordan Industries.

4. Dura-Line Corporation's common stock is 100% owned by JI; however, its preferred stock is held by former Dura-Line owners and executives.

5.    A 99.9% subsidiary of Dura-Line Corporation.

6.    A joint venture subsidiary 75% owned by Dura-Line Corporation.

7.    A joint venture one-third owned by Dura-Line Corporation.

8.    A wholly-owned subsidiary of DACCO.

9.    A wholly-owned subsidiary of Riverside Book and Bible House,
      Incorporated.

10.   A 99% subsidiary of AIM Electronics.

11.   A wholly-owned subsidiary of Hudson Lock.

12.   A 92.5% subsidiary of Jordan Industries, and post-IPO, a 57.2% subsidiary of Jordan Industries; if no IPO, a 92.5% subsidiary of JII, Inc.

13.   A wholly-owned subsidiary of Welcome Home.

14.   An unrestricted, wholly owned subsidiary of Jordan Industries.

15.   An unrestricted, wholly owned subsidiary of J2, Inc.

16.   An unrestricted, non-wholly owned subsidiary of J2, Inc.

                                 Schedule 9.1

                                 INDEBTEDNESS
                 (amounts where indicated, are approximations as of the date indicated and may not reflect current amounts or accrued interest or rent)


1.    DACCO, Incorporated

      (a)   Master lease between DACCO, Incorporated and ITT Commercial Finance

            Corporation secured by trucks and equipment (balance as of 4/30/94
            - $133,000)


      (b) AC-Delco Warehouse Distributor Supply Agreement providing for Indebtedness in connection with purchase of inventory secured by a lien on products bearing any trademark of General Motors Corporation as set forth in the GM Purchase Money Security Agreement. (Account Balance as of 5/31/94 -- $96,073)

2.    Sate-Lite Manufacturing Company

      (a) Equipment lease with Ellison Machinery Company of the Midwest assigned to Orix Credit Alliance Inc. for various equipment (balance as of 4/30/94 - $71,000)

      (b) Equipment lease with Brook Equipment Leasing, as assigned, for various machinery (balance as of 4/30/94 - $57,000)

      (c) Equipment lease with Brook Equipment Leasing, as assigned, for various machinery (balance as of 4/30/94 - $32,000)

      (d) Equipment lease with Vanguard Financial Service Co. for various equipment (balance as of 4/30/94 - $13,000)

3.    Riverside Book and Bible House, Incorporated and World Bible Publishers,
      Inc.

      (a) Master equipment lease with U.S. Leasing for the use of various computer equipment (balance as of 4/30/94 - $282,000)

      (b) Letter of Credit Facility (including business security agreements) with Firstar Bank Cedar Rapids (formerly known as the Merchants National Bank of Cedar Rapids), secured by blanket lien and cash collateral if outstanding letters of credit are over $500,000 (balance as of 4/30/94 - $800,000).

4.    Welcome Home, Inc.

      (a) Master equipment leases with U.S. Leasing for the use of sales registers, scanners and other machinery (balance as of 4/30/94 - $444,000)

      (b) Master equipment leases with U.S. Leasing for the use of sales registers, scanners and other machinery (balance as of 4/30/94 - $571,000)

      (c) $20 million revolving credit facility, whether from Jordan Industries, JII, Inc. or a third party lender.

5.    Dura-Line Corporation

      (a) Master lease agreement with MC Financial Services for the use of various machinery (balance as of 4/30/94 - $248,000)

      (b) Equipment lease agreement with MC Financial Services, Inc. for the use of various machinery (balance as of 4/30/94 - $207,000)

      (c) Equipment lease with Hinsbrook Bank and Trust for use of various machinery (balance as of 4/30/94 - $60,000)

      (d) Mortgage on land and building located in Middlesboro, Kentucky (balance as of 4/30/94 - $387,000)

      (e) Mortgage on land and building located in the U.K. (balance as of 4/30/94 - $1,063,000)

      (f) Overdraft facility used to provide funds for the construction of facilities in the U.K. (balance as of 4/30/94 - $723,000)

      (g) Existing obligation assumed at the formation of the Joint Venture in the Czech Republic (balance as of 4/30/94 - $35,000)

      (h) Dura-Line guaranties (1) Barclays and other third party debt under a line of credit, mortgage and overdraft facility of Dura-Line
            (UK), and (2) equipment debt and loans of Dura-line CT s.r.o., noted in (e), (f) and (g) above.

6.    Parsons Precision Products, Inc.

      (a) Subordinated promissory notes payable to sellers and investors, secured by equipment (balance as of 4/30/94 - $600,000)

7.    The Imperial Electric Company

      (a) Master lease agreement with U.S. Leasing for computers and various equipment (balance as of 4/30/94 - $111,000)

      (b) Equipment lease agreement with Brook Equipment Leasing, as assigned, for the use of various equipment (balance as of 4/30/94 -

            $140,000)

8.    The Scott Motors Company

      (a)   None

9.    Gear Research, Inc.

      (a)   Equipment lease agreement with Brook Equipment Leasing Ltd. for the use of various machinery (balance as of 4/30/94 - $192,000)

      (b) Equipment lease agreement with Orix Credit Alliance, Inc. for use of various machinery (balance as of 4/30/94 - $20,000)

      (c) Equipment lease agreement with LCA Leasing Corporation for the use of various equipment (balance as of 4/30/94 - $47,000)

10.   Hudson Lock, Inc.

      (a) A Promissory Note payable to John H. Bryant which was part of the obligations existing at Hudson Lock, Inc. at the time of the acquisition (balance as of
            4/30/94 -- $37,000).

11.   AIM Electronics Corporation

      (a)   None

12.   Cambridge Products Corporation

      (a)   None

13.   JII/Sales Promotion Associates, Inc.

      (a) Master equipment lease with U.S. Leasing for the use of various machinery (balance as of 4/30/94 - $34,000)

      (b) Equipment lease with P.C. Leasing, a division of Phoenixcor, Inc. (balance as of 4/30/94 - $739,000)

      (c)   Equipment lease with First Fidelity Bank, N.A. for various computer equipment (balance as of 4/30/94 - $9,000)

14.   Beemak Plastics, Inc.

      (a) Equipment lease with TAIS Credit Corporation (Dealer: Centrex Equipment Associates) for use of a phone system (balance as of 4/30/94 - $11,000)

15.   JI Aviation, Inc.

      (a) Currently in negotiation on a lease agreement with Sumitomo Bank Leasing and Finance, Inc. for a 50% undivided interest in an aircraft (equipment cost - $5,800,000)

      (b) Currently in negotiation on a lease agreement for an aircraft (equipment cost - $4,000,000)

16.   Jordan Industries, Inc.

      (a)   10-3/8% Senior Notes Due 2003 (balance as of 04/30/94 -
            $275,000,000)

      (b)   11-3/4% Senior Subordinated Notes Due 2005 (balance as of 04/30/94
            - $133,075,293)

      (c) Jordan Industries, Inc. generally guaranties all capital leases of its subsidiaries

      (d)   Jordan Industries, Inc. guaranties all indebtedness and obligations of JI Aviation.

      (e) It should be noted that Jordan Industries often subordinate the debt owed to it pursuant to intercompany notes from the subsidiaries, and in respect of their obligations thereunder, including those described in 1(a), 2(a), 2(c), 3(b), 7(b), 9(c) and

            13(b) above.

17.   UCC Search Results

      To the extent not listed above, the Indebtedness secured by the liens reflected in the UCC searches obtained by counsel for FNBB and attached to in Schedule 9.2.

18.   JHRC, Inc.

      None

19. Intercompany Notes included in Intercompany Agreements. (Note that, as of 05/31/94, Jordan Industries was owed the following amounts by subsidiaries pursuant to these intercompany notes):

            DACCO                                               $30,459,695.63
            Sate-Lite                                             2,376,936.24
            Riverside                                            30,625,869.68
            Welcome Home                                          7,199,587.46
            Dura-Line                                            16,333,792.00
            Parsons                                               4,360,745.26
            Imperial                                             10,405,013.29
            Scott                                                 2,265,207.00
            Gear                                                    279,738.41
            Hudson                                               17,064,115.08
            AIM                                                  16,642,982,77
            Cambridge                                            12,590,232.71
            JII/SPAI                                             29,532,212.06
            Beemak                                               10,498,365.77
            Valmark                                              14,016,435,47
            PAMCO                                                21,101,000.00
                                                                 -------------
                                                            $225,751,828.83


20.   Valmark Industries, Inc.

      Subordinated promissory note payable to sellers (balance as of 5/31/94 - $4,000,000).

21.   PAMCO Printed Tape & Label Co., Inc.

      Subordinated promissory notes payable to sellers (aggregate balance as of

      5/31/94 - $4,000,000).

22. The following companies are co-leasees and therefore jointly and severally liable with Jordan Industries under the Master Lease Agreement with United States Leasing International, Inc.:

      a.    Sate-Lite Manufacturing Company;
      b.    JII/Sales Promotion Associates, Inc.;
      c.    DACCO, Incorporated;
      d.    Dura-Line Corporation;
      e.    Imperial Electric Corporation;
      f.    Gear Research, Inc.;
      g.    Beemak Plastics, Inc.;
      h.    Welcome Home, Inc.;
      i.    Hudson Lock, Inc.;
      j.    Riverside Book and Bible House, Incorporated;
      k.    Parsons Precision Products, Inc.;
      l.    The Scott Motors Company,;
      m.    AIM Electronics Corporation; and
      n.    Cambridge Products Corporation

23.   JII, Inc.

      (a)   Assumption Agreement.

                                 Schedule 9.2

                                Existing Liens


1.    DACCO, Incorporated

      (a)   Master lease between DACCO, Incorporated and ITT Commercial Finance

            Corporation secured by trucks and equipment.

      (b) AC-Delco Warehouse Distributor Supply Agreement providing for Indebtedness in connection with purchase of inventory secured by a lien on products bearing any trademark of General Motors Corporation as set forth in the GM Purchase Money Security Agreement.

2.    Sate-Lite Manufacturing Company

      (a) Equipment lease with Orix Credit Alliance Inc. for various equipment secured by such equipment.

      (b) Equipment lease with Brook Equipment Leasing for various machinery secured by such equipment.

      (c) Equipment lease with Brook Equipment Leasing for various machinery secured by such equipment.

      (d) Equipment lease with Vanguard Financial Service Co. for various equipment secured by such equipment.

3.    Riverside Book and Bible House, Incorporated and World Bible Publishers,
      Inc.

      (a) Master equipment lease with U.S. Leasing for the use of various computer equipment secured by such equipment.

      (b) Letter of Credit Facility (including business security agreements) with Firststar Bank Cedar Rapids (formerly known as the Merchants National Bank of Cedar Rapids), secured by blanket lien and cash collateral if outstanding letters of credit are over $500,000 (balance as of 4/30/94 - $800,000).

      (c) Leases of property within the Riverhills Mall, owned by Riverside Bank and Bible House, Incorporated, located in Iowa Falls, Iowa.

4.    Welcome Home, Inc.

      (a) Master equipment leases with U.S. Leasing for the use of sales registers, scanners and other machinery secured by such equipment.

      (b) Master equipment leases with U.S. Leasing for the use of sales registers, scanners and other machinery secured by such equipment.

      (c) liens on receivables, inventories and other assets under the Indebtedness referred to in Section 5(c) of Schedule 9.1.

5.    Dura-Line Corporation

      (a) Master lease agreement with MC Financial Services for the use of various machinery secured by such equipment/property.

      (b) Equipment lease agreement with MC Financial Services, Inc. for the use of various machinery secured by such equipment/property.

      (c) Equipment lease with Hinsbrook Bank and Trust for use of various machinery secured by such equipment/property.

      (d) Mortgage on land and building located in Middlesboro, Kentucky secured by such equipment/property.

      (e)   Mortgage on land and building located in the U.K.

      (f) UCC-1 filing, dated December 7, 1993, in favor of JI Finance Company, in respect of certain receivables.

6.    Parsons Precision Products, Inc.

      (a) Subordinated promissory notes payable to sellers and investors, secured by equipment.

      (b)   Parsons Industrial Revenue Bonds with the City of Parsons have been paid off. The releases/property reconveyances are in the process of being finalized.

7.    The Imperial Electric Company

      (a) Master lease agreement with U.S. Leasing for computers and various equipment, secured by such equipment.

      (b)   Equipment lease agreement with Brook Equipment Leasing, LTD for the use of various equipment, secured by such equipment.

8.    The Scott Motors Company

      (a)   None

9.    Gear Research, Inc.

      (a)   Equipment lease agreement with Brook Equipment Leasing Ltd. for the use of various machinery, secured by such equipment.

      (b) Equipment lease agreement with Orix Credit Alliance, Inc. for use of various machinery, secured by such equipment.

      (c) Equipment lease agreement with LCA Leasing Corporation for the use of various equipment, secured by such equipment.

10.   Hudson Lock, Inc.

      (a)   None.

11.   AIM Electronics Corporation

      (a)   None

12.   Cambridge Products Corporation

      (a)   None

13.   JII/Sales Promotion Associates, Inc.

      (a) Master equipment lease with U.S. Leasing for the use of various machinery, secured by such equipment.

      (b) Equipment lease with P.C. Leasing, a division of Phoenixcor, Inc., secured by such equipment.

      (c)   Equipment lease with First Fidelity Bank, N.A. for various computer equipment, secured by such equipment.

14.   Beemak Plastics, Inc.

      (a) Equipment lease with TAIS Credit Corporation for use of a phone system, secured by such equipment.

15.   JI Aviation, Inc.

      (a) Currently in negotiation on a lease agreement with Sumitomo Bank Leasing and Finance, Inc. for a 50% undivided interest in a BAe 1000 aircraft, secured by such aircraft, certain agreements relating to the use of the aircraft, and a cash collateral deposit of $1,300,000 and up to a $350,000 deposit for a swap agreement, and liens in connection with the lease agreement referred to in item 15(a) of Schedule 9.1 to the Credit Agreement.

      (b) JI Aviation, Inc.'s interest in the Gulfstream II aircraft, serial number 213, and all agreements and documents executed by, or for the benefit of, JI Aviation, Inc., and liens in connection with the lease agreement referenced in item 15(b) of Schedule 9.1 to the Credit Agreement.

16.   UCC Search Results

      To the extent not listed above, the Indebtedness secured by the liens reflected in the UCC searches obtained by counsel for FNBB and attached hereto.

17.   Jordan Industries, Inc.

      (a)   The subordination agreements referred to in section 16(e) of
            Schedule 9.1 are incorporated by reference.

18.   See item 16(e) on Schedule 9.1.

19. (a) All obligations of the Guarantors to J.I. Finance Company have been paid. UCC termination statements are in the process of being filed.

     (b) All obligations of Sate-Lite Manufacturing Company to KGK International Corporation have been paid. UCC termination statements are in the process of being obtained and filed.

     (c) All obligations of JII\Sales Promotion Associates, Inc. to Linotype Hell Company have been paid. UCC termination statements are in the process of being obtained and filed.



                                 Schedule 9.3


                                  Investments


1. Intercompany management consulting, tax-sharing and line letter and demand note agreements.

2. $20 million revolving credit agreement between Jordan Industries and/or JII, and Welcome Home, Inc.

3.    Dura-Line Israel, a one-third owned joint venture of Dura-Line.

4. Loans from Jordan Industries to the DIZE Company (balance $525,000 and $625,000 at 4/30/94).

5. Cape Craftsmen credit agreements ($15,000,000 maximum) with Jordan Industries, secured by all machinery and equipment, receivables, inventory, leasehold mortgage, and personal property (balance as of 4/30/94 - $9,383,000).

6. Dura-Line note receivable ($500,000 maximum) from Israel joint venture (33.33%) (balance at 5/31/94 - $192,435).

7. Dura-Line inter-company note receivable ($3 million maximum) from Dura-Line U.K. (balance at 5/31/94 - $2,148,473).

8. Dura-Line intercompany receivable ($2 million maximum) from Dura-Line CT s.r.o. (balance at 5/31/94 - $511,582).

9.    Dura-Line Note Receivable from DuctPlus (balance at 5/31/94 -
      $100,000.00).

10. Riverside investment/note receivable ($1.5 million maximum) from Diadem (balance at 5/31/94 - $300,000).

11. Riverside investment/note receivable ($1.0 million maximum) to Platinum Entertainment/Light Records (balance at 5/31/94 - $200,000).

12.   Beemak note receivable from their seller financing related to a sale of a building (balance at 5/31/94 - $30,000).

13. Jordan Industries investment/note receivable in JII Partners Limited Partnership (balance at 5/31/94 - $25,000).

14. Parsons Precision Products note receivable from Center Industries, Inc. (balance at 5/31/94 - $200,000).

15.   See the subordination agreements in item 16(e) on Schedule 9.1, which are hereby incorporated by reference.


                      Stock Appreciation Rights Agreement


1.    AIM Electronics Corporation - Irvin Seaman

2.    Hudson Lock, Inc. - James E. Boucher

3.    Hudson Lock, Inc. - Michael L. Colecchi

4.    The Imperial Electric Company - Francis A. Collins

5.    Dura-Line Corporation - John Shoffner and Darrell Hale

6.    Phantom Stock Plan - James A. McNair, Thomas Caffery, Andrew Rice, Thomas

      Spielberger